UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Adaptive Biotechnologies Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2025

Dear Adaptive Biotechnologies Corporation Shareholder:

You are cordially invited to the Adaptive Biotechnologies Corporation 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The attached proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation for use at the Annual Meeting to be held on Tuesday, June 10, 2025, at 9:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying proxy statement, Notice of Annual Meeting of Shareholders (the “Notice”) and form of proxy. The Annual Meeting will be held entirely via the Internet, broadcast from our corporate headquarters at 1165 Eastlake Avenue East, Seattle, Washington 98109.

To be admitted to the Annual Meeting, you must register prior to Friday, June 6, 2025, at 5:00 p.m., Pacific Time at www.proxydocs.com/ADPT and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by registering at www.proxydocs.com/ADPT. You must also follow subsequent instructions you may receive by electronic mail thereafter. You may vote during the Annual Meeting by following the instructions available on the meeting access email. At the Annual Meeting, you will be asked to elect one Class III director to our board of directors, to approve, on an advisory basis, the 2024 compensation of our named executive officers and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. The accompanying proxy materials describe these matters.

We have elected to provide access to our proxy materials on the Internet under the Securities and Exchange Commission’s “notice and access” rules. Our proxy materials are available at www.proxydocs.com/ADPT. We are mailing a Notice of Internet Availability of Proxy Materials on or about May 1, 2025, which provides instructions on how to access our proxy materials and our 2024 Annual Report on the Internet. Please read our proxy materials and our 2024 Annual Report carefully before submitting your proxy.

It is important that your shares are represented and voted at the Annual Meeting. You may vote on the Internet or by telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you are receiving a paper copy of the proxy materials, complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible.

We thank you for your support and participation.

Sincerely,

Chad Robins

Chairman, Co-Founder and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 10, 2025

To the Shareholders of Adaptive Biotechnologies Corporation:

The attached proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation for use at the Annual Meeting of Shareholders to be held on June 10, 2025, at 9:00 a.m., Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth below and in the accompanying proxy statement. The Annual Meeting will be held entirely via the Internet. Shareholders may participate in the Annual Meeting by registering at the following website: www.proxydocs.com/ADPT. You will need the control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials for the following purposes:

1.

Proposal 1: To elect one Class III director nominee to serve on the board of directors of Adaptive Biotechnologies Corporation for a three-year term expiring at the 2028 annual meeting of shareholders. The nominee for election to the board of directors is Chad Robins;

2.	Proposal 2: To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement;

3.	Proposal 3: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

4.	To conduct any other business properly brought before the meeting or any adjournments thereof.

We know of no other matters to come before the Annual Meeting. Only shareholders of record of our common stock at the close of business on April 15, 2025 are entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose germane to the meeting during ordinary business hours at our executive offices located at 1165 Eastlake Avenue East, Seattle, Washington 98109.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES VIA THE INTERNET, THROUGH OUR TOLL-FREE TELEPHONE NUMBER (866-390-5390) OR BY SIGNING, DATING AND PROMPTLY RETURNING YOUR COMPLETED PROXY CARD. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2025: THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/ADPT.

By order of the board of directors,

Clarice McCauley

Interim General Counsel, Corporate Secretary and Vice President, Chief Compliance Officer

April 29, 2025

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the board of directors of Adaptive Biotechnologies Corporation (“Adaptive,” the “Company,” “we,” “us” or “our”), a Washington corporation, for use at our 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 10, 2025, at 9:00 a.m., Pacific Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement, as well as any business properly brought before the Annual Meeting. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held entirely via the Internet. To be admitted to and participate in the Annual Meeting, you must register prior to Friday, June 6, 2025, 5:00 p.m., Pacific Time at www.proxydocs.com/ADPT and enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions prior to and during the Annual Meeting. Please be sure to follow instructions found on your proxy card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.

Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions. We recommend that you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts. You may vote during the Annual Meeting by following the instructions available on the meeting access email.

We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about May 1, 2025, we are mailing a Notice of Internet Availability of Proxy Materials to most of our shareholders of record and we are mailing paper copies of the proxy materials to certain other shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request to receive a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail or electronically on the notice and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this proxy statement, together with a proxy card, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Availability of Proxy Materials for the 2025 Annual Meeting

This proxy statement and our 2024 Annual Report are available at www.proxydocs.com/ADPT. This website address contains: the Notice of Annual Meeting of Shareholders, the proxy statement and the 2024 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote, Outstanding Shares

Record holders of our common stock as of the close of business on April 15, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon. As of the Record Date, there were 151,916,722 shares of our common stock outstanding. On each matter presented to our shareholders for vote, the holders of common stock are entitled to one vote per share held as of the Record Date.

Voting of Shares

You may vote by attending the Annual Meeting and voting via the Internet, via our toll-free telephone number at 866-390-5390 or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.” If you are a shareholder of record on the Record Date, you can participate in the Annual Meeting online at www.proxydocs.com/ADPT and vote your shares during the Annual Meeting.

Record Holder. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice of Internet Availability of Proxy Materials previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage-paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

Hold in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the notice provided by your broker.

General. If you vote through these facilities, you should be aware that you may incur costs such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote through these facilities, then you need not return a written proxy card by mail. The cost of soliciting proxies will be borne by us. We may reimburse banks and brokers and other persons representing beneficial owners for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting via the Internet. If you are a shareholder of record on the Record Date, you can participate in the Annual Meeting online at www.proxydocs.com/ADPT and vote your shares during the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing), and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

•	FOR the Class III nominee for director named in this proxy statement;

•	FOR the compensation of our named executive officers, on an advisory basis (“Say-on-Pay”); and

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

The proxy gives each of Chad Robins, Kyle Piskel and Clarice McCauley discretionary authority to vote your shares in accordance with their best judgment with respect to all additional matters that might come before the Annual Meeting. If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice of Internet Availability of Proxy Materials you receive.

Revocation of Proxy

If you are a shareholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions will be followed); or

•	attending the Annual Meeting online and voting via the Internet, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Company proxies should be addressed to:

Adaptive Biotechnologies Corporation

1165 Eastlake Avenue East

Seattle, WA 98109

Attention: General Counsel and Corporate Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote live if your shares are held in street name.

Attendance at the Annual Meeting

We are excited to once again hold a virtual-only meeting. Based on our experience in prior years, this format provides broad shareholder access to our meeting, allowing all shareholders with Internet connectivity to have a consistent experience regardless of location, ability to travel or similar factors, while saving us and our shareholders time and travel expenses, and, importantly, reducing our environmental impact. We have paid special attention to the meeting platform features, which provide shareholders the opportunity to vote, ask questions and otherwise participate in the meeting in a manner similar to—and in some ways superior to— traditional in-person shareholder meetings, and have found it also reduces costs. The format is particularly useful when practical limitations on in-person interaction limit shareholder engagement and participation.

If you are the record holder of your shares, you may attend the meeting by registering at the following website: www.proxydocs.com/ADPT. To participate in the Annual Meeting, you will need the control number included on the Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials. We refer to attending the meeting through this website as attendance “via Internet,” and it is considered the same as attendance in person for all corporate purposes.

If your shares are held in “street name,” in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the meeting and voting via the Internet.

Broker Non-Votes

Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters that are considered “non-routine” matters without specific voting instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in “street name,” your broker will vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

Only Proposal No. 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposals No. 1 (election of director) and No. 2 (Say-on-Pay) are not considered routine matters, and without your instruction, your broker cannot vote your shares for those proposals.

Quorum and Votes Required

The inspector of elections appointed for the Annual Meeting will tabulate votes cast by proxy or live via Internet at the Annual Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the votes entitled to be cast must be represented in person (via Internet) or by proxy at the Annual Meeting. Shares that abstain from voting on any proposal, or that are represented by broker non-votes, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.

Proposal No. 1: Election of Directors. A plurality of the votes cast in the election of directors at the Annual Meeting is required for the election of directors. Accordingly, the Class III director nominee receiving the highest number of votes will be elected. Abstentions, “withhold” votes and broker non-votes will have no effect on the outcome of the election of directors. Shareholders are not permitted to cumulate votes with respect to the election of directors.

Proposal No. 2: Say-on-Pay Vote. We will consider the advisory approval of the compensation of our named executive officers to have been obtained if the number of votes cast for the proposal at the Annual Meeting exceeds the number of votes against the proposal. Because abstentions and broker non-votes are neither votes for or against the proposal, they will have no effect on the outcome of the vote. This vote is advisory and not binding on us, our board of directors or our compensation and human capital committee.

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm. The number of votes for must exceed the number of votes against in order to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Abstentions are considered to be votes not cast on this proposal and thus will have no effect. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on Proposal No. 3.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no shareholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Solicitation of Proxies

Our board of directors is soliciting proxies for the Annual Meeting from our shareholders. We will bear the entire cost of soliciting proxies from our shareholders. In addition to the solicitation of proxies by delivery of the Notice of Internet Availability of Proxy Materials or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our shareholders, send Notices of Internet Availability of Proxy Materials, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We do not intend to hire a proxy solicitor to assist in the solicitation of proxies. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Communicating with our Board of Directors

Shareholders who wish to communicate with our board of directors or specific individual directors may do so by letter sent to our principal executive offices, addressed to the attention of our Corporate Secretary. Our Corporate Secretary reviews all communications and forwards them to the intended recipient(s) consistent with a screening policy, which provides that sales materials, routine items and items unrelated to the duties and responsibilities of the board of directors are not relayed to directors.

Shareholder Recommendations for Director Nominees

In evaluating potential director nominees, our nominating and corporate governance committee will consider director candidates recommended by our shareholders, provided such recommendations are validly made by our shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and our Bylaws. Shareholders who wish to recommend a candidate to our nominating and corporate governance committee for consideration for nomination should send to us, at our principal executive offices, information regarding the candidate.

Shareholder List

A list of shareholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting. Information required to gain access to the list of shareholders eligible will also be provided upon request during the same time period.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, and our periodic reports on Form 10-Q as well as our current reports on Form 8-K.

2024 COMPANY HIGHLIGHTS

Selected 2024 Corporate Performance Highlights

Summary of Performance

In 2024, we reorganized our company around two main businesses: the “MRD business,” consisting of clinical assessment of minimal residual disease (“MRD”) in lymphoid malignancies, and “Immune Medicine” or the “IM business,” focused on the discovery and development of transformative immune-based therapies in the treatment of patients with cancer and autoimmune diseases.

In 2024, our revenue was $179.0 million, compared to $170.3 million in 2023. The increase was primarily driven by the MRD business, partially offset by a reduction in revenue recognized by the IM business mainly attributed to a decline in the amortization of the upfront payment from Genentech, Inc. (“Genentech”). Our operating expenses were significantly reduced as a result of continued streamlining of our operations during the year. Operating expenses were $341.5 million in 2024, including $7.2 million of non-cash asset impairment charges and $2.0 million in other restructuring charges, as compared to $397.3 million in 2023, of which $25.4 million represented non-cash asset impairment charges. As of December 31, 2024, cash, cash equivalents and marketable securities was $256.0 million.

Selected 2024 Results

MRD Business Highlights

•	Total MRD revenue in 2024 was $145.5 million, representing 42% growth from 2023, which included $12.5 million in revenue from milestones. We grew clonoSEQ test volume by 35% year over year.

•

Payor coverage has extended to over 300 million lives in B cell acute lymphoblastic leukemia (ALL) and multiple myeloma (MM), over 200 million lives in chronic lymphocytic leukemia (CLL) and over 70 million lives in diffuse large B cell lymphoma (DLBCL). In addition, we obtained Medicare coverage for mantle cell lymphoma (MCL) and initiated promotional efforts in MCL in the fourth quarter of 2024.

•

We obtained a new Medicare Clinical Laboratory Fee Schedule rate of $2,007 per test for clonoSEQ and MolDX updated the clonoSEQ episode pricing to $8,029 for all covered indications. This represents a 17% increase from the previous episode price and the previous implied per test rate under the episode structure.

•

We have integrated the clonoSEQ clinical diagnostic test via the Epic System Corporation’s comprehensive electronic medical record system into the records systems of 18 accounts through 2024 to enable easier test ordering.

•

Our clonoSEQ assay was being used in more than 170 active trials being conducted by over 40 biopharmaceutical partners, including more than 85 trials where MRD is a clinical endpoint (14 of which use MRD as a primary endpoint).

IM Business Highlights

•

In oncology, we are jointly pursuing with Genentech the development and delivery of the highest impact antigen-directed TCR based cell therapy for the treatment of patients with different solid tumor types. In 2024, we made significant progress to improve turnaround times and reduce costs, which we believe will enhance the profile of potential cell therapy product(s).

•

In autoimmunity, we narrowed our focus to select T-cell mediated indications with high unmet clinical and commercial need, such as multiple sclerosis (MS) and type 1 diabetes, among others. In these indications we successfully identified a subset of autoreactive or problem T cell receptors that are likely causing disease. Our therapeutic strategy is to eliminate or block the activation of these problem

T cells and directly stop them from attacking healthy tissue. To date, we completed several antibody mouse immunization campaigns and successfully selected and functionally tested a subset of antibodies to a number of disease-causing targets in prioritized indications. Based on the data we collected, we nominated a lead indication and are focusing on the preclinical development of antibody therapeutic candidates in this first indication.

Selected Operational Highlights

Environmental Stewardship

We are committed to operating in an environmentally responsible and efficient manner to minimize adverse impacts on the environment and support long-term value creation for our stakeholders. In 2024, Adaptive voluntarily submitted to the Carbon Disclosure Project (“CDP”), a global environmental impact non-profit that provides a platform for companies and cities to report information on their climate, water and deforestation impacts, and we received a B rating in climate. Additionally, Adaptive received a Bronze rating through Ecovadis, a provider of business sustainability ratings.

Adaptive’s leased corporate headquarters is LEED (Leadership in Energy and Environmental Design) certified. As part of our AdaptiGREEN initiative at our corporate headquarters, we have implemented a variety of composting and recycling programs. Our biohazard waste is destroyed by incineration and the energy generated is captured and used to heat homes on the west coast. Our laboratories reduce energy consumption by utilizing a “night set back” function, which reduces the number of air changes per hour and the flow of ventilation in our fume hoods at night.

We expect our suppliers to operate in an environmentally responsible and efficient manner. Our Supplier Code of Conduct requires suppliers to comply with all applicable environmental regulations; to have systems in place to ensure safe handling, movement, storage, recycling, reuse or management of waste, air emissions and wastewater discharges; and to have systems in place to prevent and mitigate accidental spills and releases of fuels, raw materials, chemicals, intermediates, products and other hazardous materials to the environment.

Our People

Our employees, internally referred to as “Adapters,” are passionate about immune medicine, empowered by scientific discipline and fueled by our foresight and curiosity about the adaptive immune system. As of December 31, 2024, we had 619 full-time employees of which 94 hold medical or doctoral degrees. None of our employees are subject to a collective bargaining agreement and we have not experienced any work stoppages. We believe relations with our employees are good. We continually strive to maintain a culture of excellence and empathy. We believe Adapters can be their best when they can be themselves, and we celebrate what everyone brings to the table.

Compensation and Benefits

We strive to provide compensation, benefits and incentives that will both attract and retain talented employees. Our total rewards package includes market-competitive base pay, performance-based short-term incentives, health care, retirement benefits, paid time off, family leave, and access to a variety of health and wellness resources. Additionally, we offer employees recurring equity grants to reinforce a sense of “shared ownership, shared success.”

Employee Development and Training

We prioritize employee development and training and have established programs to support a culture of employee growth. Our Adaptive Leadership Council provides senior employees with access to, and a voice in, management decisions.

Product Safety

We are committed to ensuring that our products are manufactured and supplied at high standards of quality. Our manufacturing operations are conducted in compliance with applicable regulatory requirements, Good Clinical Laboratory Practices and our own internal rigorous quality standards. We also require that our suppliers and partners adhere to high standards, and we conduct audits and oversight of our supply chain.

In addition, it is our policy to comply with all applicable drug, medical device, diagnostic, clinical laboratory and research laws and regulations, including Food and Drug Administration registration, notification, and/or approval, marketing and sales, research and manufacturing requirements, such as Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices, as applicable. We also comply with Clinical Laboratory Improvement Amendments of 1988 requirements and related regulations for clinical laboratory testing, where applicable.

CORPORATE GOVERNANCE

Our Board

Our continuing directors and their respective ages (as of April 15, 2025) and class designations are as follows:

Name	Age	Director Designation
Michelle Griffin	59	Class II Director
Robert Hershberg, PhD, MD	62	Class I Director
Peter Neupert	69	Class II Director
Katey Owen, PhD	56	Class I Director
Chad Robins	50	Class III Director

Our Criteria for Board Nomination and Service

Our criteria for board membership include specific measures for determining whether a director will be able to devote sufficient time and effort to the role, including consideration of the potential impact of service on other public company boards. This determination is made at the time of nomination and as appropriate during a director’s service on our board if their circumstances change, recognizing that the ability to fully engage in multiple activities will vary depending on the director and the activities.

In that respect, our criteria relating to devotion of time and effort to the Company board include:

•

Time and Effort: Willing to commit the time and energy necessary to satisfy the requirements of the board and board committee membership; attendance and participation in all board meetings and board committee meetings in which they are a member; willingness to rigorously prepare prior to each meeting and actively participate in the meeting as a thought partner; willingness to make himself/ herself available to management upon request to provide advice and counsel.

In addition, our Bylaws currently address the question of what levels of service on other companies’ boards will be considered permissible for our board of directors as follows:

•

Serving on our board of directors requires significant time and attention. Directors are expected to spend the time needed and meet as often as necessary to discharge their responsibilities properly. It is expected that, without specific approval from our board of directors: (i) no director shall serve on more than five public company boards (including our board) or on the board of any company that, in our board’s judgment, materially competes with the Company, (ii) if any officer of the Company is also a director of the Company, such officer may not serve on more than two public company boards (including our board), and (iii) no member of the Audit Committee shall serve on more than three public company audit committees (including the Company’s Audit Committee). Directors should advise the chairperson of the Nominating and Corporate Governance Committee before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses, non-profit entities or governmental units.

In addition, the nominating and corporate governance committee considers individual qualifications, including relevant career experience, strength of character, maturity of judgment and familiarity with our business and industry, as well as all other factors it considers appropriate for all board nominations, whether made by shareholders or others.

The following skills and experiences were considered by the nominating and corporate governance committee in nominating our continuing non-employee directors:

Current Board Member with Substantial Related Experience	Core-competency / Experience	Representative Relevant Skill Sets
Michelle Griffin	Compliance and risk management; Therapeutics / Drug Discovery: commercialization expertise	Director of life sciences companies; audit committee chair experience; CEO/CFO experience; overall extensive operational experience in the biotechnology industry and deep experience in public company financial matters; MBA

Robert Hershberg	Therapeutics / Drug Discovery: extensive R&D and commercialization expertise	CEO positions in the biotechnology industry; deep technical expertise; overall extensive executive leadership experience in the biotechnology industry, including operational experience managing sustained revenue and commercial growth in a strategic manner; PhD/MD

Peter Neupert	Diagnostic and Pharmaceutical Services: commercial expertise; Capital growth; Finance (funding)	Director of diagnostic laboratory services provider; venture capital provider experience; overall extensive experience in executive leadership roles in the health services sector and as a member of the board of directors of several organizations in the biotechnology industry; MBA

Katey Owen	Therapeutics / Drug Discovery: R&D expertise	Director level position in pharmaceutical development; overall extensive scientific expertise and strategic insights into commercialization and manufacturing at scale; PhD

All board members have global expansion and distribution experience, as well as high level strategic corporate development knowledge.

While we do not have a formal policy on diversity for members of the board of directors, the nominating and corporate governance committee values and, as reasonable, acts on the need for a variety of skills, experiences, viewpoints and characteristics when considering new candidates.

Family Relationships

Chad Robins, our Chief Executive Officer and Chairman of our board of directors, is the brother of Dr. Harlan Robins, our Chief Scientific Officer. There are no other family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors has concluded that our current board leadership structure is appropriate for Adaptive’s needs at this time. Our board of directors continues to believe that the combined role of chairperson and chief executive officer promotes united leadership and direction and provides management a clear focus to execute our strategy and business plans. As Chief Executive Officer, Mr. Robins is best suited to ensure that critical business issues are brought before our board of directors, which enhances our board of directors’ ability to develop and implement business strategies.

In his role as lead independent director, Mr. Neupert presides over the independent director sessions of our board of directors in which Mr. Robins, as our Chief Executive Officer, does not participate and serves as a liaison to management on behalf of the non-employee members of our board of directors. Mr. Neupert has been on our board of directors since December 2013, is an independent director who serves on our compensation and human capital committee, audit committee and our nominating and corporate governance committee, has been an executive officer of public companies, and has meaningful experience as an independent director for other public companies. Accordingly, we believe Mr. Neupert provides a strong voice for our independent directors.

All directors are encouraged to suggest the inclusion of agenda items and meeting materials, and any director is free to raise at any board meeting items that are not on the agenda for that meeting.

Our non-employee directors regularly meet in executive sessions without the presence of any members of management. The lead independent director presides at these meetings and provides the guidance and feedback of our non-employee directors to our Chairman and management team.

Our board of directors, as a whole, has responsibility for risk oversight, and each committee of our board of directors oversees and reviews risk in areas that are relevant to it, including: (1) for the compensation and human capital committee, risks associated with our compensation arrangements and policies; (2) for the nominating and corporate governance committee, periodic review and update of our code of conduct and ethics as well as corporate governance-specific policies; and (3) for the audit committee, internal controls and regulatory risks related to accounting and finance, as well as regular review of healthcare compliance, cybersecurity and privacy risks. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment information about the identification, assessment and management of critical risks.

Size of Board

Our board of directors currently consists of six members. Michael Pellini’s term as a Class III director is expiring at our 2025 Annual Meeting, and Dr. Pellini is not being nominated for reelection. After our 2025 Annual Meeting, our board of directors will consist of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. Our Articles of Incorporation and Bylaws provide that our directors may only be removed for cause and then only by the holders of the shares entitled to elect the director or directors whose removal is sought if, with respect to a particular director, the number of votes cast in favor of removing such director (or the entire board of directors) exceeds the number of votes cast against removal, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office.

Staggered Board and Shareholder Proposals

In accordance with the terms of our Articles of Incorporation and Bylaws, our board of directors is divided into three staggered classes of directors and each director is assigned to one of the three classes. We continue to believe that this board structure is the best choice for Adaptive at this time.

At each annual meeting of the shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of shareholders to be held during the years 2025 for the Class III director, 2026 for the Class I directors and 2027 for the Class II directors.

Our Articles of Incorporation and Bylaws provide that the number of directors shall be fixed from time to time by a resolution of the majority of our board of directors.

Shareholder proposals may be tendered in the first quarter; however, the division of our board of directors into three classes with staggered three-year terms may delay or prevent shareholder efforts to effect an immediate change of our management or a change in control.

While we have no formal policy with respect to shareholder nominees, the committee will consider recommendations validly made by our shareholders pursuant to Rule 14a-8 under the Exchange Act and our Bylaws.

Board Governance Guidelines

Our board of directors has adopted corporate governance guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors and board committee structures and responsibilities. These guidelines are available on the “Governance” section of our website at https://investors.adaptivebiotech.com/governance/governance-documents.

Our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chairperson of our board of directors and chief executive officer and to appoint a lead independent director in accordance with its determination that using one or the other structure would be in our best interests. Chad Robins is the current chairman of our board of directors and Peter Neupert currently serves as the lead independent director of our board of directors.

Attendance by Members of the Board at Meetings

Our board of directors held ten meetings and acted by unanimous written consent two times during the year ended December 31, 2024. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which such director served during the fiscal year ended December 31, 2024. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, each of our directors will attend our Annual Meeting via the Internet. All directors attended the virtual annual meeting in 2024.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without management to consider such matters as they deem appropriate. Our lead independent director, Mr. Neupert, presides over all executive sessions.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation and human capital committee and a nominating and corporate governance committee, each of which operates pursuant to a written charter adopted by our board of directors. Our board of directors may also establish other committees from time to time to assist the board of directors. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and Securities and Exchange Commission (“SEC”) rules and regulations, subject to applicable phase-in periods for committees. Each committee has a charter, which is available on our website at www.adaptivebiotech.com.

Independence and Current Committee Positions

Our board of directors has determined that all members of our board of directors, except Chad Robins, are independent directors for purposes of the rules of Nasdaq and the SEC. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant, including the beneficial ownership of our common stock by each non-employee director. The composition and functioning of our board of directors and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC.

The composition of our board committees and independence of their members are summarized below:

Name	Independent	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
Michelle Griffin	Yes	Member (Chair)
Robert Hershberg, PhD, MD	Yes		Member (Chair)
Peter Neupert(1)	Yes	Member	Member	Member (Chair)
Katey Owen, PhD	Yes		Member
Michael Pellini, MD(2)	Yes	Member		Member
Chad Robins	No

(1)	Lead Independent Director
(2)	Dr. Pellini’s term as a Class III director is expiring at our 2025 Annual Meeting, and Dr. Pellini is not being nominated for reelection.

Audit Committee Service and Responsibilities

Michelle Griffin, Michael Pellini, MD and Peter Neupert serve on the audit committee, which is currently chaired by Ms. Griffin. The audit committee met seven times during 2024. Our board of directors has determined that each member of the audit committee during 2024 was and is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee. In addition, our board of directors has determined that Ms. Griffin, Dr. Pellini, and Mr. Neupert each meet the heightened independence requirements for audit committee members required under Section 10A of the Exchange Act and related SEC and Nasdaq rules. Following the 2025 Annual Meeting, Katey Owen, PhD will replace Dr. Pellini on the audit committee. Dr. Owen also meets the heightened independence requirements for audit committee members required under Section 10A of the Exchange Act and related SEC and Nasdaq rules.

Our board of directors has determined that each member of the audit committee is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s responsibilities include:

•	Appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm.

•	Pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm.

•	Reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements.

•

Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as critical accounting policies and practices used by us.

•	Coordinating the oversight and reviewing the adequacy of our internal control over financial reporting.

•	Establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns.

•

Recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements should be included in our Annual Report on Form 10-K.

•	Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters.

•	Preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

•	Reviewing related person transactions for potential conflict of interest situations and approving such transactions in accordance with our policies.

•	Reviewing content and talking points of our quarterly earnings releases in parallel with the full board of directors.

In addition, the audit committee periodically reviews our insider trading policy, which prohibits short sales, pledging, hedging or other monetization transactions, and other transactions which would, if consummated, allow insiders to continue to own our securities without the full risks and rewards of ownership. See also the section entitled “Insider Trading Policy” elsewhere in this Proxy.

Compensation and Human Capital Committee Service and Responsibilities

Robert Hershberg, PhD, MD, Peter Neupert and Katey Owen, PhD serve on the compensation and human capital committee, chaired by Dr. Hershberg. The committee met four times during 2024. Our board of directors has determined that each member of the compensation and human capital committee during 2024 was and is “independent” as that term is defined in Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act. In addition, our board of directors has determined that Dr. Hershberg, Mr. Neupert and Dr. Owen each meet the heightened independence requirements for compensation and human capital committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules. The compensation and human capital committee’s responsibilities include:

•	Reviewing and approving our philosophy, strategies, policies and plans with respect to the compensation of our Chief Executive Officer and our other executive officers.

•	Making recommendations to our board of directors with respect to the compensation of our Chief Executive Officer and our other executive officers.

•	Reviewing and assessing the independence of compensation advisors.

•	Overseeing and administering our equity incentive plans.

•	Preparing the compensation and human capital committee reports required by the SEC, including our “Compensation Discussion and Analysis” disclosure.

Nominating and Corporate Governance Committee Service and Responsibilities
Michael Pellini, MD, and Peter Neupert serve on the nominating and corporate governance committee, chaired by Mr. Neupert. The nominating and corporate governance committee met once during 2024. Our board of directors has determined that each of Dr. Pellini and Mr. Neupert is “independent” as defined in Nasdaq rules. Following the 2025 Annual Meeting, Robert Hershberg, PhD, MD will replace Dr. Pellini on the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•
Developing and recommending to the board of directors criteria for board and committee membership, including the formal set of board nomination and service qualifications adopted in 2023 and shared under “
Our Criteria for Board Nomination and Service
” above.

•	Establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders.

•	Reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

•	Identifying and screening individuals qualified to become members of the board of directors.

•	Recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees.

•	Developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines.

•	Overseeing the evaluation of our board of directors and management.
The nominating and corporate governance committee will consider director candidates recommended by shareholders on the same basis that it evaluates other nominees for director. Shareholders who wish to recommend a candidate to our nominating and corporate governance committee for consideration for nomination should send to us, at our principal executive offices, information regarding the candidate. In order to identify potential director candidates, the committee may utilize its or our existing networks or retain a third-party recruiting firm.
Compensation and Human Capital Committee Interlocks and Insider Participation
As noted above, Robert Hershberg, PhD, MD, Peter Neupert and Katey Owen, PhD served as members of our compensation and human capital committee during 2024. During 2024, none of the members of our compensation and human capital committee were officers or employees or had a relationship requiring disclosure under “
Relationships and Related Party Transactions
.” None of our executive officers currently serves, nor in the past year has served, as a member of the board of directors or compensation and human capital committee of any entity that has one or more executive officers serving on our board of directors or compensation and human capital committee.
Insider Trading Policy
We have adopted an insider trading policy that applies to our employees, directors, officers, and consultants, their family members and entities over which such individuals have or share voting or investment control, in addition to anyone who receives material non-public
information (“MNPI”) from an Adaptive insider or is otherwise designated under the policy (collectively, “covered persons”). The insider trading policy also applies to Adaptive itself when it transacts in securities, including to generally prohibit the grant of equity awards while in possession of MNPI and to provide guidelines around repurchases of our securities, which would generally be made only pursuant to a Rule 10b5-1 trading plan established when we are not in possession of MNPI. Our insider trading policy is designed to promote compliance with applicable insider trading laws, rules and regulations and applicable listing standards. Among other things, our insider trading policy (i) prohibits trading by covered persons in our securities while in possession of MNPI about Adaptive, except under trading plans that meet the requirements of Rule
10b5-1
under the Exchange Act, or in the securities of any other company with respect to which such covered persons have received MNPI as a result of their relationship with or employment by Adaptive, (ii) prohibits disclosing MNPI to others who may trade in Adaptive securities or in the securities of any other publicly traded company on the basis of such MNPI, and (iii) specifies our blackout periods (and who is subject to such periods), our insider trading windows and pre-clearance
procedures (and who is subject to such procedures) and requirements and procedures regarding Rule
10b5-1
trading plans. A copy of our insider trading policy was filed as Exhibit 19 to our 2024 Annual Report on Form
10-K
filed with the SEC on March 3, 2025.
CODE OF CONDUCT
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code is updated periodically; a current copy is posted on our website at www.adaptivebiotech.com. While we make ministerial and technical amendments to the code of conduct and ethics from time to time, if we make any substantive amendments to, or grant any waivers from, the code for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors at any time during the year ended December 31, 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any additional equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our board of directors in 2024. We reimburse non-employee members of our board of directors for reasonable travel and out-of-pocket expenses incurred in attending meetings of our board of directors and committees of our board of directors. We also do not, and do not expect to, provide separate compensation to our directors who are also our employees, such as Chad Robins, our Chief Executive Officer. Mr. Robins’ compensation as our principal executive officer in 2024 is reported in the “Executive Compensation” section of this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Stock Awards(2) ($)	Total ($)
Michelle Griffin(3)	80,000	125,001	124,999	330,000
Robert Hershberg, PhD, MD(4)	75,000	125,001	124,999	325,000
Peter Neupert(5)	105,000	125,001	124,999	355,000
Katey Owen, PhD(6)	60,000	125,001	124,999	310,000
Michael Pellini, MD(7)	60,000	125,001	124,999	310,000

(1)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock options granted during 2024 computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation (“ASC 718”), rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate grant date fair value of our stock options in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2024. For 2024 option awards, the number of option shares was determined by dividing the target economic value of each individual’s stock option award by the corresponding ASC 718 fair value using a Black-Scholes valuation of $2.60.

(2)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of restricted stock units (“RSUs”) granted during 2024 computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our RSUs in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)	As of December 31, 2024, Ms. Griffin held (i) options to purchase 152,826 shares of our common stock, 140,815 of which were vested and exercisable as of such date; and (ii) 31,328 unvested RSUs.
(4)	As of December 31, 2024, Dr. Hershberg held (i) options to purchase 145,742 shares of our common stock, 133,731 of which were vested and exercisable as of such date; and (ii) 31,328 unvested RSUs.
(5)	As of December 31, 2024, Mr. Neupert held (i) options to purchase 290,742 shares of our common stock, 278,731 of which were vested and exercisable as of such date; and (ii) 31,328 unvested RSUs.
(6)	As of December 31, 2024, Dr. Owen held (i) options to purchase 99,204 shares of our common stock, 86,498 of which were vested and exercisable as of such date; and (ii) 32,439 unvested RSUs.
(7)	As of December 31, 2024, Dr. Pellini held (i) options to purchase 170,742 shares of our common stock, 158,731 of which were vested and exercisable as of such date; and (ii) 31,328 unvested RSUs.

Our board of directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Specifically, we provided $60,000 annual cash retainer payments payable quarterly in arrears, to each director who is not an employee of ours, with additional amounts for those serving as Lead Independent Director and chairpersons of our audit, compensation, and nominating and corporate governance committees, as set forth below:

Additional Annual Fee ($)
Lead Independent Director	35,000
Audit Committee Chairperson	20,000
Compensation and Human Capital Committee Chairperson	15,000
Nominating and Corporate Governance Committee Chairperson	10,000

In addition, subject to board discretion, each non-employee director initially elected or appointed to our board of directors will receive a grant with a total target economic value equivalent to $400,000, comprised 50% of stock options and 50% of RSUs. With respect to the stock option grant, 25% of the shares vest on the first anniversary of the vesting commencement date and 1/48th of the shares vest in monthly installments thereafter, subject to continuous service through each applicable vesting date. With respect to the RSU grant, 25% of the shares vest on each of the first four anniversaries of the vesting commencement date, subject to continuous service through each applicable vesting date.

Our non-employee director compensation policy sets the total target economic value of the annual director equity grants, comprised 50% of stock options and 50% of RSUs, at $250,000. With respect to the stock option grant, 1/12th of the shares vest on each of the first twelve monthly anniversaries following the vesting commencement date, subject to continuous service through each applicable vesting date. With respect to the RSU grant, 100% of the shares vest on the first anniversary of the vesting commencement date, subject to continuous service through each applicable vesting date.

The aggregate amount of compensation, including both the equity compensation and cash compensation, paid to any non-employee director in a calendar year will not exceed $750,000 for the first year of service and $600,000 for each year of service thereafter.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation and our Bylaws, the total number of directors constituting the board of directors is fixed from time to time by the board. The current authorized number of directors is fixed at six, which will automatically decrease to five following the Annual Meeting. The board of directors is divided into three classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class III director expires at the Annual Meeting, while the term for our Class I directors expires at our 2026 annual meeting of shareholders and the term for our Class II directors expires at our 2027 annual meeting of shareholders.

Based upon the recommendation of our nominating and corporate governance committee, the board has nominated Chad Robins, currently a Class III director, for election at the Annual Meeting. Michael Pellini’s term as a Class III director is expiring at our 2025 Annual Meeting, and Dr. Pellini is not being nominated for reelection. If elected at the Annual Meeting, Mr. Robins will serve a three-year term expiring at our 2028 annual meeting of shareholders and until his successor is duly elected and qualified as a Class III director, or until his earlier death, resignation or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nominee named in this proxy statement.

The board of directors and the nominating and corporate governance committee believe the skills, qualities, attributes and experience of our directors provide us with business acumen and a wide range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our shareholders.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the board of directors or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the board of directors has no reason to believe that any nominee will be unable to serve.

We confirm as well that vacancies on the board, including any vacancy created by an increase in the size of the board, may be filled only by a majority of the directors remaining in office, even though less than a quorum of the board, or a sole remaining director. A director elected by the board to fill a vacancy will serve until the next election of the class of directors for which such director was chosen and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

Class III Director Nominee Biography

Set forth below is biographical information for the nominee and a summary of the specific qualifications, attributes, skills and experiences which led our board of directors to conclude that the nominee should serve on the board of directors at this time.

Chad Robins co-founded our company in September 2009 and has served as our Chief Executive Officer and a member of our board of directors since incorporation. Mr. Robins currently serves on the board of directors of Coalition for 21st Century Medicine (C21), Headlight, Washington Roundtable, AltPep and Life Science Washington, where he serves as Chair of the board. Prior to co-founding our company, Mr. Robins held numerous executive-level positions in medical technology, investment and real estate companies. Mr. Robins holds an MBA from The Wharton School at the University of Pennsylvania and a BS in Managerial Economics from Cornell University. We believe Mr. Robins is qualified to serve as a member of our board of directors based on our review of his experience, qualifications, attributes and skills, including co-founding our company and his executive leadership experience in the biotechnology industry.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE NAMED CLASS III DIRECTOR NOMINEE.

Additional Biographical Information about Other Directors Not Standing for Election at this Meeting

Class I Directors with Terms Expiring at the 2026 Annual Meeting Biographies

Robert Hershberg, PhD, MD, has served on our board of directors since February 2013. Dr. Hershberg is currently Chairman and CEO of Hillevax, a position he has held since 2020 and has been a Venture Partner at Frazier Healthcare Partners since March 2020. Formerly, from April 2017 to March 2020, Dr. Hershberg was the executive vice president and head of business development and global alliances at Celgene (acquired by Bristol-Myers Squibb in November 2019). He was employed in positions of ascending responsibility at Celgene since joining the company in 2014, including his role as Chief Scientific Officer from January 2016 to March 2020. Dr. Hershberg previously served in several roles at VentiRx Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, which he co-founded in 2006, and was Chief Executive Officer of VentiRx from 2012 until the company’s acquisition by Celgene in February 2017. Dr. Hershberg currently serves as chairman of the board of directors of Recursion Pharmaceuticals, Inc., a public company specializing in drug discovery, and on several private biotechnology boards of directors (Cajal Neuroscience, Vesto Therapeutics, Inc., and Beckley Psytech Ltd). He is also on the scientific advisory board of Danaher Corporation and the Institute of Protein Design at the University of Washington. Dr. Hershberg completed the Medical Scientist Training

Program (MSTP) and holds a PhD in Biology from the University of California, San Diego’s Affiliated PhD Program with the Salk Institute for Biological Studies and an MD and a BA from the University of California, Los Angeles. We believe Dr. Hershberg is qualified to serve on our board of directors based on his extensive technical expertise and executive leadership in the biotechnology industry.

Katey Owen, PhD, has served as a member of our board of directors since March 2021. Dr. Owen joined the Gates Foundation, a private foundation with the goal to enhance healthcare and reduce extreme poverty, in 2013 as Deputy Director of Vaccine Development. In 2017, she stepped into the role of Director, Neglected Tropical Diseases. In this role, Dr. Owen holds end-to-end responsibilities for a portfolio of investments with the goal to eliminate tropical diseases from the planet. In addition, Dr. Owen assumed the position of Director, Vaccine Development in November 2022, with responsibility for target selection, development and commercialization focusing on 100+ vaccine candidates. More recently, Dr. Owen also assumed responsibility for facilitating pharmaceutical companies’ interactions with the Gates Foundation via the Gates – Pharma Global Health Roundtable. Prior to joining the Gates Foundation, Dr. Owen held roles of increasing responsibility at Merck & Co., including Executive Director, Merck Vaccines, Sr. Director, Merck Manufacturing Division, and Director, Merck Research Laboratories. She currently serves as a board observer for the GHIT Fund (Global Health Innovative Technologies Fund) and The End Fund. Dr. Owen holds a PhD in Molecular Virology and a BS in Genetic Biology from Purdue University. We believe Dr. Owen is qualified to serve on our board of directors based on her extensive scientific expertise and strategic insights into commercialization and manufacturing at scale.

Class II Directors with Terms Expiring at the 2027 Annual Meeting Biographies

Michelle Griffin has served on our board of directors since March 2019. Ms. Griffin previously served on the boards of directors of Acer Therapeutics, Inc., formerly a public pharmaceutical company, (including as chair of the compensation and human capital committee), HTG Molecular Diagnostics, Inc., formerly a public commercial-stage life sciences company, Chinook Therapeutics, formerly a public clinical-stage biotechnology company, (including as chair of the audit committee), PhaseRx, Inc., formerly a public life sciences company, OncoGenex Pharmaceuticals Inc. (now Achieve Life Sciences, Inc.) and Sonus Pharmaceuticals, Inc. (now Achieve Life Sciences, Inc.). Ms. Griffin also served as Executive Vice President, Operations, and Chief Financial Officer at OncoGenex Pharmaceuticals, Inc. from January 2011 to April 2013, served as Acting Chief Executive, Senior Vice President and Chief Operating Officer at Trubion Pharmaceuticals, Inc. from November 2009 until its acquisition in October 2010 and as its Chief Financial Officer from January 2006 to November 2009; served as Senior Vice President and Chief Financial Officer of Dendreon Corp. from August 2005 to January 2006, and served as Chief Financial Officer of Corixa Corp from October 1997 until its acquisition in August 2005. Ms. Griffin holds a BS in marketing from George Mason University and an MBA from Seattle University. We believe Ms. Griffin is qualified to serve as a member of our board of directors based on our review of her extensive operational experience in the biotechnology industry and deep experience in public company financial matters.

Peter Neupert has served as a member of our board of directors since December 2013. Mr. Neupert served as an Operating Partner at Health Evolution Partners, a private equity fund, from February 2012 to July 2014. Prior to joining Health Evolution Partners, Mr. Neupert served as Corporate Vice President, Health Solutions Group at Microsoft from August 2005 to January 2012, and as the Chief Executive Officer and Chairman of the board of directors of Drugstore.com, which he joined in July 1998. Mr. Neupert currently serves on the board of directors of Laboratory Corporation of America Holdings, a public clinical laboratory company, and Fortrea, a clinical research organization. He has previously served as a member of the board of directors of several private companies. Mr. Neupert served as a member of the Board of Trustees of Fred Hutchinson Cancer Research Center from June 2007 to June 2020. Mr. Neupert holds an MBA from the Tuck School of Business at Dartmouth College and a BA in Philosophy from Colorado College. We believe Mr. Neupert is qualified to serve on our board of directors based on his extensive experience in leadership roles in the health services sector and as a member of the board of directors of several organizations in the biotechnology industry.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers:

Name	Age	Position(s)
Chad Robins	50	Chief Executive Officer and Chairman
Kyle Piskel	41	Chief Financial Officer
Sharon Benzeno, PhD	51	Chief Commercial Officer, Immune Medicine
Susan Bobulsky	44	Chief Commercial Officer, MRD
Francis Lo	44	Chief People Officer
Harlan Robins, PhD	52	Chief Scientific Officer
Julie Rubinstein	53	President and Chief Operating Officer

The following is a biographical summary of the experience of our current executive officers, with the exception of Mr. Robins, whose biographical summary is set forth under the caption “Class III Director Nominee Biography.”

Kyle Piskel has served as our Chief Financial Officer since April 2024. He joined us in September 2015 and has served in various roles of increasing levels of responsibility, including as Interim Chief Financial Officer from February 2022 to June 2022 and Principal Accounting Officer since October 2021. Prior to joining us, Mr. Piskel was an Accounting Manager at Expedia Group from October 2014 to August 2015. Prior to joining Expedia Group, Mr. Piskel was in the Assurance services practice at Ernst and Young, LLP from August 2007 to October 2014. Mr. Piskel is a former certified public accountant and holds a BA in Business Administration from Eastern Washington University and a Master of Accountancy from Gonzaga University.

Sharon Benzeno, PhD, has served as our Chief Commercial Officer, Immune Medicine since April 2022. Before this, she served as Chief Business Development Officer from April 2020 to April 2022, Senior Vice President, Drug Discovery from February 2018 to April 2020 and in business development roles of ascending responsibility from September 2014 to February 2018. Prior to joining us, Dr. Benzeno served as Senior Director at Elsevier Inc., a healthcare informatics company, from December 2013 to September 2014, as Senior Manager in the oncology business unit at Capgemini SE, a French consulting and technology services company, from May 2011 to December 2013, and as Oncology Alliance Manager and Senior Scientific Manager at AstraZeneca plc from September 2005 to May 2011. Dr. Benzeno holds a PhD in Biomedical Sciences from New York University School of Medicine, an MBA in Finance and Leadership from New York University Stern School of Business and a BA in Biochemistry from New York University. Dr. Benzeno completed a postdoctoral fellowship in cancer biology at the University of Pennsylvania Abramson Cancer Center.

Susan Bobulsky has served as our Chief Commercial Officer, MRD, since January 2024. Before this, she served in commercial and strategic planning roles of ascending responsibility since joining Adaptive in September 2014. Prior to joining Adaptive, Ms. Bobulsky was an Associate Principal with ZS Associates, a healthcare management consulting firm, where she worked for nine years specializing in commercialization strategy and execution for therapeutic and diagnostic products. Ms. Bobulsky holds an MBA from the Stanford Graduate School of Business and a BS in Science, Technology and Society from Stanford University.

Francis Lo has served as our Chief People Officer since May 2019. Prior to joining us, from March 2017 to April 2019, Mr. Lo served as Vice President, Human Resources at Whole Foods Market, Inc., an operator of natural and organic food supermarkets. From August 2011 to March 2017, Mr. Lo also served in various roles of ascending responsibility with Starbucks Corporation, a public specialty coffee company, including as Director, Global Talent Management from October 2015 to March 2017. Mr. Lo holds an MBA in Business Administration from Stanford University Graduate School of Business and a BA in the Plan II Honors Program (Interdisciplinary Studies with Business Focus) from the University of Texas at Austin.

Harlan Robins, PhD, co-founded our company in September 2009 and has served as either our Chief Scientific Officer or our Head of Innovation since incorporation. Dr. Robins has served in various roles in the

Computational Biology Program at Fred Hutchinson Cancer Research Center, including as an Assistant Faculty Member from 2006 to 2011, as an Associate from 2011 to April 2016 and as a Full Member and the Head of the program from April 2016 to June 2019. Dr. Robins holds a BS in Physics from Harvard University and an MS and PhD in Physics from the University of California, Berkeley with a visiting appointment to the California Institute of Technology. Dr. Robins received postdoctoral appointments in the particle theory group at the Weizmann Institute of Science in Israel and at the Institute for Advanced Study at Princeton University. At Princeton, Dr. Robins developed bioinformatics algorithms for micro-RNA targets and bacterial genome analysis.

Julie Rubinstein has served as our President since February 2018 and assumed a strategic operating role as Chief Operating Officer in April 2023. Previously at Adaptive, Ms. Rubinstein served as our Chief Business Officer from January 2016 to February 2018, and our head of Corporate and Business Development from April 2011 to January 2016. Prior to joining us, Ms. Rubinstein held various worldwide commercial development roles at Pfizer Inc.’s Oncology division, primarily focusing on cancer immunotherapy. She also served in various roles with Johnson & Johnson Services, Inc., including in Europe. Ms. Rubinstein currently serves on the Board of Trustees for The Valerie Fund, a pediatric oncology organization in New Jersey and New York, and for The Gift of Life, a registry for stem cell and bone marrow transplantations. Ms. Rubinstein holds an MBA from Harvard Business School and dual undergraduate degrees from The Wharton School and Annenberg School of Communications at the University of Pennsylvania.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the philosophy, design, objectives, process, components and additional aspects of our 2024 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for the following 2024 named executive officers:

Name	Position
Chad Robins	Chief Executive Officer and Chairman
Tycho Peterson	Former Chief Financial Officer
Kyle Piskel	Chief Financial Officer
Sharon Benzeno, PhD	Chief Commercial Officer, Immune Medicine
Harlan Robins, PhD	Chief Scientific Officer
Julie Rubinstein	President and Chief Operating Officer

2024 Say-on-Pay Voting Results, Our Responsiveness, and Pay-Versus-Performance Alignment

We became a public company in 2019 and continue our journey of growth and maturation today. As a result, we annually assess the competitiveness of our executive compensation and governance policies and practices relative to other similarly-situated companies. Our executive compensation program is structured to incentivize and reward strong corporate performance that leads to long-term value creation. The corporate performance portion of our annual non-equity incentive awards draws directly from the achievement of corporate goals we establish each year.

We continued to engage in one-on-one shareholder engagement discussions with investors in 2024 to obtain additional feedback about our corporate governance processes, compensation philosophy and executive compensation program design. A number of these discussions included the participation by Dr. Hershberg, chair of our compensation and human capital committee, and at least one of these discussions included participation by Dr. Pellini, a member of our nominating and corporate governance committee. We consider the feedback heard in these outreach conversations and our overall Say-on-Pay support level (87.1% in our most recent vote) when designing our executive compensation program.

We took the following actions in 2024 to specifically address points of feedback received in meetings with several of our shareholders and director Dr. Hershberg concerning our compensation program:

•

Diligently Managed Burn Rate: In light of our stock price in early 2024, we pursued a flat-share grant approach for the executive team in aggregate. This action was taken to manage overall equity dilution and resulted in meaningfully reduced annual equity awards on a grant date fair value basis for our executives than in previous years.

•

Continued to Expand PSU Program: We replaced time-based stock option grants with performance stock units (“PSUs”) for our Chief Financial Officer (including our internally promoted Chief Financial Officer) and President and Chief Operating Officer in 2024. Our Chief Executive Officer has received PSUs since 2022 and our Chief Scientific Officer has received PSUs since 2023.

•

Reframed Pay Philosophy: Our historical pay philosophy oriented around the 75th percentile as a competitive objective for equity grants. Moving forward, and in light of the increasing maturity of our business and talent strategy, we have adjusted our pay philosophy to generally target the median across all pay elements, with flexibility to move up or down in the competitive range based on an incumbent’s experience level and performance in-role.

In our evaluation of CEO pay, we also considered the alignment between pay and performance through target, reported and realizable pay. Given the emphasis we place on equity compensation to align our executives’ interests with our shareholders’, this allowed us to view pay not just as an absolute number but as an evolving valuation. As a part of this review, the compensation and human capital committee felt that our executive compensation structure has appropriately aligned realizable pay with our performance over the 2022 through 2024 timeframe, as illustrated below:

2022-2024 CEO Target Pay vs. Reported Pay vs. Realizable Pay(1) (in thousands)

(1)

Target Pay is defined as target equity grant value using our stock price on the date of grant, “Target Annual Incentive Opportunity” as reported in the “Incentive Compensation and 2024 Goals Achievement” section and annual salary in place at the end of each year. Reported Pay is defined as value as reported in the “Summary Compensation Table” table for each applicable pay element, which valuation methodologies are described in the “Summary Compensation Table.” Realizable Pay is defined as “Salary” and “Non-Equity Incentive Plan Compensation” as reported in the “Summary Compensation Table” table, as well as equity awards valued at our stock price as of December 31, 2024 ($6.00), with the PSU award payouts shown at estimated payout levels of 77.72%, 80.25% and 200% for PSUs granted in 2022, 2023 and 2024, respectively. Performance is based on our relative TSR performance against the constituents of the S&P Biotechnology Select Industry Index as of December 31, 2024.

Executive Compensation Design and Philosophy

Our executive compensation philosophy influences all facets of our compensation program as summarized below.

Our Compensation Objectives

•	Link pay to performance and strategy by aligning compensation with achieving relevant financial, strategic and individual performance goals.

•	Utilize a pay-for-performance model that delivers a majority of our named executive officer’s total compensation based on the achievement of individual and corporate objectives and performance.

•

Provide that at least half of equity compensation awarded to key members of management, including our Chief Executive Officer, Chief Scientific Officer, President and Chief Operating Officer and Chief Financial Officer is in the form of PSUs.

•	Utilize variable compensation components tied to the achievement of annual and long-term objectives.

•

Aim for at least 50% of target compensation to be delivered in the form of equity awards, while regularly reviewing executive officer compensation elements to maintain a competitive pay level and pay mix.

•	Provide a heavy weight of incentives toward long-term equity that aligns with the interests of shareholders, rewarding long-term sustainable performance.

•	Maintain target compensation at or near the median of our peer group.

•	Utilize stock ownership guidelines to discourage short-term decision-making over driving long-term performance.

How We Aligned Pay Mix to Our Compensation Objectives in 2024

•

Set 86% of CEO’s target compensation (excluding the “All Other Compensation” category) and 81% of other NEO target compensation (excluding the “All Other Compensation” category and excluding Mr. Peterson, as his employment ended in April 2024) at risk and aligned with short- and long-term performance.

CEO
14%
11%
86%
At-Risk
Compensation
75%
Base Salary**
Target Annual Incentives
Equity Awards

Other NEOs*
19%
9%
72%
81%
At-Risk
Compensation
Base Salary**
Target Annual Incentives
Equity Awards

*Excludes Mr. Peterson as his employment ended in April 2024.

**As of December 31, 2024.

It is our belief that our compensation philosophy, in practice, promotes a strong linkage across our financial performance and strategic objectives, individual performance and total shareholder return. Our compensation mix balances the achievement of our short-term goals with our long-term performance and attracts, motivates, rewards and retains top-performing senior executives.

Elements of Executive Compensation

Element of Pay	Base Salary	Annual Incentive Program	Long-Term Incentive Program
Why It Is Provided	Base level of compensation for carrying out day-to-day responsibilities	Incentivizes delivery of corporate goals that position the Company for future growth and allows for an assessment of individual contributions to intra-year results	Incentivizes sustainable long- term company growth Aligns executives with shareholder experience and ties compensation more closely to individual performance for key executive officers.

Fixed Pay or Variable Pay	Fixed	Variable	Variable

Establishing Target Equity Values and Equity Structure for our Executives

In response to shareholder feedback, we continued to expand executive participation in our PSU program in 2024. In addition to Mr. Robins and Dr. Robins, Ms. Rubinstein, Mr. Piskel, and Mr. Peterson each received PSU awards in 2024 to align with our executive compensation philosophy and pay-for-performance culture. The shares of common stock that may be earned under PSU awards are calculated based upon our relative total shareholder return (“Company rTSR”) during the 3-year performance period as measured against the total shareholder return of a comparator group of companies comprising the S&P Biotechnology Select Industry Index (the “Index”) as of the date of grant, subject to certain adjustments to such index group (the “index TSR”) as set forth in the Form of Performance Units Agreement representing the PSU awards (the “PSU Award Agreement”).

Company rTSR and index TSR are each calculated as set forth in the PSU Award Agreement. Achievement between the threshold and maximum percentiles will be interpolated on a straight-line basis. If the threshold percentile is not achieved the PSUs shall be forfeited, and if the Company rTSR is negative, our recipients of PSUs cannot earn more than the target number of shares. The Company employs a Monte Carlo simulation to assess valuation for accounting purposes under ASC 718.

The payout scale for our PSUs is as follows and is consistent with the scale used since 2022:

Company rTSR (as a percentile of index TSR)	Shares Earned as Percent of Target
Below 33rd Percentile	0%
33rd Percentile	50%
50th Percentile	100%
75th Percentile and Above	200%

We annually assess our executive compensation levels relative to our peer group and size- and industry-calibrated survey data. For 2024, we determined that, given our share price at the time of equity grants, awards made at each executive’s ongoing long-term incentive target award value would be overly dilutive to our shareholders.

As a result, the compensation and human capital committee approved grant levels based upon share count as opposed to target award dollar values. This action conserved shares and limited potential program dilution, and it also reduced the grant date fair value of awards to our executives relative to 2023 grants.

Name	2024 RSUs Granted	2024 Target PSUs Granted	2024 Options Granted	Total 2024 Target Units Granted	% Variance to Total 2023 Target Units Granted
Chad Robins	354,610	354,610	—	709,220	—
Tycho Peterson(1)	147,790	147,790	—	295,580	—
Kyle Piskel(2)	75,000	75,000	—	150,000	*
Sharon Benzeno, PhD	132,979	—	199,549	332,528	—
Harlan Robins, PhD	354,610	354,610	—	709,220	—
Julie Rubinstein	175,000	175,000	—	350,000	5%

(1)	Mr. Peterson’s awards were forfeited when he left the company.
(2)

Mr. Piskel’s award includes his annual award before he was promoted to Chief Financial Officer as well as his promotional award of 31,260 RSUs and 75,000 Target PSUs. Mr. Piskel’s variance to 2023 units awarded was excluded since he was not the Chief Financial Officer in 2023.

Although the peer group benchmarking data would have historically supported higher compensation for Mr. Robins, he has recommended to the compensation and human capital committee since 2020 that he not receive an actual equity grant value greater than the equity grant value awarded to Dr. Robins. The compensation and human capital committee, having already determined market-competitive individual target equity values for each executive using the market comparisons described above, elected to average the individually-calibrated target equity values to ensure a “zero-sum” process between actual grants to the co-founders and their role-based target equity values. The compensation and human capital committee believes that this process recognizes the criticality of each of our co-founders to our success and the expansive scope of our co-founders’ roles.

Similar to 2024, in an effort to manage potential dilution to shareholders, the compensation and human capital committee continued to generally hold flat the number of aggregate shares granted to the executive team, which includes our named executive officers, in 2025. While the aggregate number of shares was held relatively flat year-over-year, the individual allocation of shares varied slightly year-over-year based on competitiveness to market, tenure and performance in role, and other factors

Name	Total 2024 Target Units Granted	Total 2025 Target Units Granted	% Variance to Total 2024 Target Units Granted
Chad Robins	709,220	710,000	—
Rest of 2024 NEOs(1)	1,541,748	1,585,000	3%

(1)	Excludes Mr. Peterson as his employment ended in April 2024.

Compensation Program

The compensation and human capital committee annually assesses the effectiveness of our executive compensation program and reviews risk mitigation and governance matters. The compensation and human capital committee, during its first meeting of the year, addresses achievement of the prior year’s corporate goals for purposes of determining annual cash incentives. Most of the significant adjustments to compensation elements are also made in the first meeting of the year.

Specific issues considered with respect to compensation for 2024 included salary, annual cash incentives and equity compensation in light of our fifth full year as a public company, the progress of the MRD business toward profitability, shifts in business focus, engagement and retention of executive talent and peer group compensation trends.

The compensation and human capital committee also considers matters related to individual current and future officer compensation, such as compensation for prospective new hires in support of both our established and emerging lines of business, as well as high-level issues related to compensation strategy, such as efficacy of current strategy, potential modifications to the strategy, risks created by that strategy, new regulatory requirements and/or the adoption of new trends, and both recruitment and retention concerns, at various meetings throughout the year. For executives other than the Chief Executive Officer, the compensation and human capital committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer acting as a representative of management. Such recommendations consider internal pay equity, changes in responsibilities, compensation levels for similar positions in the industry, company performance, total targeted and historical compensation and personal performance and contributions.

In the case of our Chief Executive Officer, Mr. Robins, the evaluation of his performance is conducted by the compensation and human capital committee with feedback from the board of directors, which determines any adjustments to his compensation, as well as awards to be granted. The compensation and human capital committee weighs Mr. Robins’ guidance as a part of a greater assessment of our strategic goals and corporate performance when setting executive officer pay. With respect to Mr. Robins’ compensation, the same considerations are made by the compensation and human capital committee and Mr. Robins is not and cannot be present during voting or deliberations concerning his compensation. In addition, for all executives and directors as part of its deliberations, the compensation and human capital committee may review and consider, as appropriate, materials that it deems relevant.

Role of the Compensation Consultant

Our compensation and human capital committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants. During 2024, Semler Brossy Consulting Group, LLC (“Semler Brossy”) provided our compensation and human capital committee with a competitive assessment of executive compensation comprised of comparative data regarding compensation trends and practices in our industry, based upon an appropriate list of peer companies. Semler Brossy also provided research assistance to the compensation and human capital committee in developing the peer group referenced below.

The compensation and human capital committee believes that working with an independent compensation consultant furthers our objectives to recruit and retain qualified executives, align executive interests with those of shareholders and ensure that executive compensation packages will appropriately motivate and reward ongoing achievement of business goals. The compensation and human capital committee assessed Semler Brossy’s independence in 2024 and determined there were no conflicts of interest. We further expect that, in the future, our compensation and human capital committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct competitive benchmarking against our peer group of publicly traded companies on an annual basis. Our compensation and human capital committee will review information regarding the independence and potential conflicts of interest of any compensation consultant it may engage and ultimately makes its own decisions on executive compensation matters.

During 2024, Semler Brossy provided the following services to our compensation and human capital committee with respect to our 2024 compensation matters:

•	Provided a review and recommendation with respect to adjustments to our peer group.

•	Conducted a competitive benchmarking assessment comprised of comparative data on the compensation levels for our executive compensation and equity usage based on the peer group.

•	Provided information on executive compensation trends and practices in our industry.

Use of Market Data

For purposes of comparing our executive compensation, including the compensation of our named executive officers, against the competitive market, the compensation and human capital committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of public life sciences companies whose businesses we believe are most pertinent in comparability to our core business areas of MRD and Immune Medicine, for example by operating at similar levels in the diagnostics, therapeutics and/or drug discovery spaces. The peer group companies that are selected are also similar to us on an enterprise level in terms of market capitalization, revenue, stage of development and number of employees. The compensation and human capital committee reviews our compensation peer group at least annually and makes adjustments to our peer group if necessary, taking into account changes in both our business and our peer companies’ businesses.

The compensation and human capital committee referenced data from the following peer group companies when considering pay for 2024:

Allogene Therapeutics, Inc.	Halozyme Therapeutics, Inc.	NeoGenomics, Inc.

bluebird bio, Inc.	ImmunityBio, Inc.	Pacific Biosciences of California, Inc.

Blueprint Medicines Corporation	Immunocore Holdings plc	Quanterix Corporation

BridgeBio Pharma, Inc.	Invitae Corporation	Recursion Pharmaceuticals, Inc.

CareDx, Inc.	Myriad Genetics, Inc.	Sage Therapeutics, Inc.

Fate Therapeutics, Inc.	NanoString Technologies, Inc.	Twist Biosciences Corporation

Guardant Health, Inc.	Natera, Inc.	Veracyte, Inc.

The compensation and human capital committee also referenced biotechnology and life science companies in the Radford McLagan Compensation Database when evaluating the competitiveness of our named executive officers’ target pay opportunities. For 2024, the compensation and human capital committee targeted the median percentile for base salary and bonus and used a fixed-share grant approach for equity compensation to manage dilution and share utilization concerns (which ultimately resulted in equity grants generally between the 25th percentile and median of our peer set). However, an executive officer’s established target pay level could be positioned above or below these levels based on individual factors, including but not limited to tenure in role, performance in role, company or business area performance and future leadership potential.

The compensation and human capital committee undertook its annual review of the peer group in August 2024 to inform pay decisions for 2025. Several adjustments were made to the peer group in light of peer company bankruptcies, M&A activity, and size characteristics relative to Adaptive. As a result, seven companies were removed and six companies were added to the group. The following peer group will be referenced when considering pay for 2025:

Allogene Therapeutics, Inc.	Immunocore Holdings plc	Quanterix Corporation

bluebird bio, Inc.	Maravai LifeSciences Holdings, Inc.	Recursion Pharmaceuticals, Inc.

CareDx, Inc.	Mesa Laboratories, Inc.	Sage Therapeutics, Inc.

Castle Biosciences, Inc.	Myriad Genetics, Inc.	Twist Bioscience Corporation

Codexis, Inc.	Natera, Inc.	Veracyte, Inc,

Fulgent Genetics, Inc.	NeoGenomics, Inc.	Voyager Therapeutics, Inc.

Guardant Health, Inc.	Pacific Biosciences of California, Inc.

Elements of Executive Compensation

Base Salary

In the first quarter of 2024, the compensation and human capital committee conducted its annual review of the base salaries of our named executive officers. Consistent with our ongoing focus on reducing operating expenses, not all named executive officers received an increase in base salary for 2024. Mr. Robins and Dr. Robins each received 3% increases, and Mr. Piskel’s base salary was increased 4% prior to his promotion to Chief Financial Officer and again increased in connection with his elevation to Chief Financial Officer.

Annual Incentives

We provide annual incentives to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay. Achievement of these goals are then evaluated alongside individual goals for each executive. We believe that the financial metrics in our incentive program provide ample liquidity to efficiently fund our progression to profitability in the MRD business, while our business goals ensure diligent execution against critical milestones toward expansion of our product base and pipeline.

The compensation and human capital committee believes that the balance between quantifiable, objective measures and milestone strategic priorities best motivates our executives’ performance and allows for a holistic assessment of performance at year end. That said, the committee also believes that placing a majority weighting on quantifiable, objective measures is paramount and reflective of the importance of continued momentum towards long-term profitability and operating efficiency.

Incentive Compensation and 2024 Goals Achievement

The compensation and human capital committee determines the achievement level for each of the goals and the overall payout, not to exceed 125% of target except in extraordinary circumstances, based on the weighted achievement of the goals. Mr. Robins’ annual incentive is weighted 100% to corporate goals, and all other named executive officer annual incentives are weighted 75% to corporate goals and 25% to individual performance.

Goal Category	Goals	Performance	Outcome	Payout
Financial (60%)	Revenue – MRD only (30%)	Quantitative Assessment(1)	Achieved	30%
	Cash Burn (15%)(2)	Quantitative Assessment(2)	Achieved	15%
	Complete Strategic Review (15%)	Objective Strategic Milestone(3)	Achieved	15%

MRD (15%)	Diagnostic and Clinical Testing(4)	Quantitative Assessment	Achieved	15%
Immune Medicine (25%)	Discovery and Pipeline(5)	Qualitative Assessment	Achieved 3 of 4	20%
Employee Engagement Kicker (10%)	Employee Retention(6)	Quantitative Assessment	Achieved	10%
TOTAL				105%

(1)

The threshold MRD (clinical and MRD pharma) revenue goal was $130 million, the median goal was $140 million and the stretch goal was $150 million. We achieved $146 million. No interpolation between these goals was applied to the resulting payout.

(2)

Cash burn targets were consistent with our path to profitability for the MRD segment and overall capital allocation strategy, which the compensation and human capital committee viewed as realistically attainable and important for shareholders.

(3)	An outcome of our strategic review was to reorganize and restructure our business into two segments, MRD and Immune Medicine.

(4)	MRD goals were composed of growth in clonoSEQ clinical testing and achievement of certain booking metrics for MRD Pharma.
(5)	Immune Medicine goals were based on identifying candidates for future investments, discovering novel targets, and completing IND-ready end-to-end testing.
(6)

There was an additional 10% kicker for employee engagement that was achieved and paid out. Our engagement was assessed as a function of an employee retention target, which was based on trailing 12-month voluntary turnover for the calendar year.

For 2024, performance against corporate goals was above target, with the company meeting or exceeding the target performance level for most goals. Accordingly, the corporate performance factor was funded at 105% as noted in the preceding table.

Mr. Robins evaluated individual executive performance at year-end and proposed an individual performance factor for each named executive officer. The compensation and human capital committee approved the funding of corporate goal-based bonuses for all of the named executive officers at 105% for 2024 and individual performance-based bonuses by the named executive officers as evaluated by Mr. Robins between 90% and 100% as noted, resulting in the following payouts:

Named Executive Officers (1)	2024 Target Annual Incentive (% of Salary)	2024 Target Annual Incentive Opportunity ($)	Corporate Performance Factor (2)	Individual Performance Factor (2)	2024 Annual Incentive Award Earned ($)	2024 Actual Incentive Award Earned (% of Target)
Chad Robins	80	546,312	105	—	573,628	105
Kyle Piskel (3)	36	136,133	105	100	141,226	104
Sharon Benzeno, PhD	50	237,500	105	90	240,469	101
Harlan Robins, PhD	50	273,180	105	90	276,595	101
Julie Rubinstein	50	265,225	105	100	275,171	104

(1)	Mr. Peterson’s annual incentive was forfeited after he left the company on April 5, 2024.
(2)	Mr. Robins’ annual incentive is weighted 100% to corporate goals, and all other named executive officer annual incentives are weighted 75% to corporate goals and 25% to individual performance.
(3)	Mr. Piskel’s annual salary was prorated and, in turn, so was his target incentive opportunity.

Long-Term Equity Incentive Awards

We grant equity incentive awards to our named executive officers in order to align their long-term economic interests with those of our shareholders, create an enduring ownership culture, and encourage contributions that drive our performance and increase our valuation. We typically make equity grants to each of our executive officers upon commencement of employment, annually in conjunction with our review of their individual performance and in connection with a promotion. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

As described above, all of our named executive officers received grants of PSUs and RSUs during 2024, apart from Dr. Benzeno who received a grant of non-qualified stock options and RSUs. In terms of award mix, the compensation and human capital committee intended for 50% of the annual equity award to be represented by a stock option award or PSU award and the remaining 50% to be represented by an RSU award.

These awards are all subject to time-based vesting conditions. The RSUs typically vest with respect to 25% on the first four anniversaries of the vesting commencement date. The stock options typically have a ten-year term and vest with respect to 25% on the first anniversary of the vesting commencement date and then in 36 equal monthly installments thereafter. We believe that stock options are performance-based given their linkage to the stock price on the date of grant through the exercise price (i.e., participants can only realize value to the extent that our share price increases above the exercise price). PSUs granted in 2024 have a 3-year performance period, as described above. For a description of the equity awards granted to our named executive officers during 2024, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards” tables below.

Share Ownership Guidelines

Under our Stock Ownership Guidelines, executives and directors must attain and hold the levels of ownership shown below within a 5-year period following adoption or future hire. Shares counting towards these guidelines include any direct stock holdings by the individual, as well as any unvested RSUs (discounted assuming a 50% tax rate). Individuals who have not yet complied with the share ownership guidelines will be required to hold not less than 50% of all shares delivered upon vesting or exercise of equity awards under our equity incentive plans then in effect, net of shares sold or withheld to cover taxes or the exercise price of stock options.

The value of shares held will be determined by reference to the average closing stock price of the shares during the 30-day period ended immediately prior to the determination date, to be the first trading day after March 31.

Group	Required Multiple	Multiple Definition
CEO	6x	Base salary
Other Executives	1x	Base salary
Non-Employee Directors	3x	Annual cash retainer

Timing of Equity Awards

Our insider trading policy provides that equity awards granted under our equity compensation plans must generally be granted (a) during open trading windows, and (b) more than four business days before, and more than one business day after, our release of earnings for the most recently completed fiscal period or filing with the SEC.

Consistent with our insider trading policy, we time the grant of our annual equity awards such that they are typically approved in January to be granted in March. These grants therefore do not become effective until at least one business day after the release of earnings for the prior fiscal year. We also grant equity awards throughout the year for various reasons, including recruitment of new hires, promotions, and retention or recognition. In each case, we maintain a practice of timing equity grants after earnings releases, which is designed to avoid MNPI influencing the value of the compensation.

401(k) Plan

We have a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. We match participant contributions up to $3,000 annually. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.

Perquisites and Other Benefits

As a general practice, we do not provide perquisites or personal benefits for our executive officers. We have historically provided limited perquisites to our named executive officers in special circumstances to allow them to better perform their duties. However, no unique perquisites were provided to our named executive officers in 2024.

Health and Welfare Plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, short-term and long-term disability insurance and life insurance.

Employment Arrangements and Severance Benefits

We have employment agreements with each of our executive officers, including our named executive officers, which set forth their basic terms of at-will employment. All of our current executive officers are also parties to an executive severance agreement. We believe reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executives, so the executive severance agreements aligned us with current market practice, including providing double-trigger severance arrangements in connection with a change in control and no excise tax gross-up payments for any change in control payments, and we believe they do and will facilitate both hiring and retention of senior executives. The PSU awards granted in 2024 also provides Mr. Robins, Dr. Robins, Mr. Piskel and Ms. Rubinstein with certain protections related to their PSUs upon qualifying terminations. For detailed descriptions of each of the named executive officers’ arrangements, see “Employment Arrangements with our Named Executive Officers.”

Compensation Risk Considerations

From a risk management standpoint, compensation structure is designed to align all Adaptive employees (including executive officers) with shareholders, with a similar risk and reward structure. With respect to our annual cash incentive compensation, risk is managed through a balancing of individual and corporate goals, with those corporate goals in turn being balanced among financial, operational and milestone achievements. Regarding equity compensation, we believe that RSUs have a powerful retention effect, and stock option awards allow employees to participate in significant upside on a leveraged basis over the long term. Our PSUs incentivize sustainable stock price appreciation over time and align potential payouts with our total shareholder return performance against other biotechnology companies. The compensation and human capital committee reviews and discusses with management on an ongoing basis the risks arising from our compensation philosophy and practices generally applicable to our employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. There is ongoing dialogue regarding the risk and reward alignment of our executive compensation. Taking into account discussions with Semler Brossy, input from management and our compensation structure, the compensation and human capital committee has determined our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation and Human Capital Committee Report

This Compensation and Human Capital Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

The committee has reviewed and discussed the CD&A with our management. Based on this review and these discussions, we have recommended to the board of directors that the CD&A be included in our Annual Report on Form 10-K and our proxy statement.

The preceding report has been furnished by the following members of the compensation and human capital committee:

Robert Hershberg, PhD, MD, Chair

Peter Neupert

Katey Owen, PhD

COMPENSATION TABLES AND EXECUTIVE BENEFITS

Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Chad Robins	2024	677,918	(4)	3,716,313	—	573,628	5,442	(5)	4,973,301
Chief Executive Officer and Chairman	2023	663,000		7,900,711	—	318,240	22,316	(6)	8,904,267
	2022	658,188		7,668,040	—	450,840	76,260	(7)	8,853,328
Tycho Peterson	2024	114,423	(4)	1,548,839	—	—	3,840	(8)	1,667,102
Former Chief Financial Officer	2023	425,000		999,997	999,998	135,469	4,932	(9)	2,565,396
	2022	247,917		2,735,222	2,840,318	110,573	4,227	(10)	5,938,257
Kyle Piskel	2024	361,167	(4)	783,187	—	141,226	4,766	(11)	1,290,346
Chief Financial Officer	2023	305,295		369,998	—	64,753	4,000	(12)	744,046
	2022	293,550		499,998	783,244	78,158	4,197	(13)	1,659,147
Sharon Benzeno, PhD	2024	475,000	(4)	530,586	545,607	240,469	4,932	(9)	1,796,594
Chief Commercial Officer, IM	2023	475,000		1,125,002	1,124,997	151,406	4,316	(14)	2,880,721
	2022	456,250		999,996	1,566,497	210,781	4,260	(15)	3,237,784
Harlan Robins, PhD	2024	542,383	(4)	3,716,313	—	276,595	4,995	(16)	4,540,286
Chief Scientific Officer	2023	530,450		7,900,711	—	175,712	4,932	(9)	8,611,805
	2022	526,588		3,000,000	4,699,482	228,757	4,260	(15)	8,459,087
Julie Rubinstein	2024	530,450	(4)	1,834,000	—	275,171	4,932	(9)	2,644,553
President and Chief Operating Officer	2023	530,450		1,125,002	1,124,997	185,658	4,932	(9)	2,971,039
	2022	526,588		2,250,003	3,524,611	228,757	5,119	(17)	6,535,078

(1)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of RSUs and PSUs granted in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our RSUs and PSUs in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock options granted in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our stock options in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)

For 2024, represents annual incentives paid based upon the board of directors’ assessment of the achievement of corporate and individual performance objectives, as applicable, for the year ended December 31, 2024, which were paid in March 2025. See “Elements of Executive Compensation” for details. For 2023, represents annual incentives paid based upon the board of directors’ assessment of the achievement of corporate and individual performance objectives, as applicable, for the year ended December 31, 2023, which were paid in March 2024. For 2022, represents annual incentives paid based upon the board of directors’ assessment of the achievement of corporate and individual performance objectives, as applicable, for the year ended December 31, 2022, which were paid in March 2023.

(4)

Following the completion of our annual performance and review cycle, Mr. Robins’ and Dr. Robins’ annual salaries were increased from $663,000 to $682,890, effective April 2024, and from $530,450 to $546,360, effective April 2024, respectively. Mr. Peterson’s annual salary was $425,000 but was pro-rated to reflect his resignation effective April 2024. Mr. Piskel’s annual salary was increased from $308,260 to $320,591 and then again increased to $380,000 upon his promotion to Chief Financial Officer. Dr. Benzeno and Ms. Rubinstein did not receive an increase in base salary for 2024.

(5)	Includes life insurance premiums of 1,932, 401(k) match of $3,000 and company merchandise credit of $510.
(6)	Includes life insurance premiums of $1,316, 401(k) match of $3,000 and transportation services of $18,000.
(7)	Includes life insurance premiums of $1,260, 401(k) match of $3,000 and transportation services of $72,000.
(8)	Includes life insurance premiums of $564, 401(k) match of $3,000 and company merchandise credit of $276.
(9)	Includes life insurance premiums of $1,932 and 401(k) match of $3,000.
(10)	Includes life insurance premiums of $1,127, 401(k) match of $3,000 and company merchandise credit of $100.
(11)	Includes life insurance premiums of $560, health savings account contributions of $1,000, 401(k) match of $3,000 and company merchandise credit of $206.
(12)	Includes 401(k) match of $3,000 and health savings account contributions of $1,000.
(13)	Includes 401(k) match of $3,000, health savings account contributions of $1,000 and company merchandise credit of $197.
(14)	Includes life insurance premiums of $1,316 and 401(k) match of $3,000.
(15)	Includes life insurance premiums of $1,260 and 401(k) match of $3,000.
(16)	Includes life insurance premiums of $1,932, 401(k) match of $3,000 and company merchandise credit for $63.
(17)	Includes life insurance premiums of $1,932, 401(k) match of $3,000 and company merchandise credit of $187.

Grants of Plan-Based Awards

The following table presents information regarding grants of plan-based awards to each of our named executive officers during the year ended December 31, 2024:

		Type of Award	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)
Name	Grant Date		Threshold ($)	Target(2) ($)	Maximum(2) ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Chad Robins	*	Cash Bonus	—	546,312	—	—	—	—	—
	3/4/2024	RSU	—	—	—	354,610	—	—	1,414,894
	3/4/2024	PSU(4)	—	—	—	354,610	—	—	2,301,419
Tycho Peterson	*	Cash Bonus	—	—	—	—	—	—	—
	3/4/2024	RSU	—	—	—	147,790	—	—	589,682
	3/4/2024	PSU(4)	—	—	—	147,790	—	—	959,157
Kyle Piskel	*	Cash Bonus	—	136,133	—	—	—	—	—
	3/4/2024	RSU	—	—	—	43,740	—	—	174,523
	5/15/2024	RSU	—	—	—	31,260	—	—	121,914
	5/15/2024	PSU(4)	—	—	—	75,000	—	—	486,750
Sharon Benzeno, PhD	*	Cash Bonus	—	237,500	—	—	—	—	—
	3/4/2024	RSU	—	—	—	132,979	—	—	530,586
	3/4/2024	Option	—	—	—	—	199,549	3.99	545,607
Harlan Robins, PhD	*	Cash Bonus	—	273,180	—	—	—	—	—
	3/4/2024	RSU	—	—	—	354,610	—	—	1,414,894
	3/4/2024	PSU(4)	—	—	—	354,610	—	—	2,301,419
Julie Rubinstein	*	Cash Bonus	—	265,225	—	—	—	—	—
	3/4/2024	RSU	—	—	—	175,000	—	—	698,250
	3/4/2024	PSU(4)	—	—	—	175,000	—	—	1,135,750

*	Not applicable
(1)

Represents annual cash bonus incentives awarded in 2024, which are paid based on a weighted mix of individual and corporate performance objectives. Actual cash bonus incentives earned for 2024 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” table.

(2)	Target assumes 100% achievement of both individual and corporate performance objectives. Payouts may not exceed 125% of the target bonus except in extraordinary circumstances.
(3)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of RSU, target number of PSU and stock option awards granted, as applicable, computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our RSUs, PSUs and stock options in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2024.

(4)

A description of the PSU award granted is provided above in the CD&A under “Executive Compensation Design and Philosophy.” The number of shares and the grant date fair value reflects the target number of PSUs awarded, but up to 200% of target shares may be earned.

Option Exercises and Stock Vested

The following table sets forth information regarding option exercises and stock award vesting events for our named executive officers for the year ended December 31, 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Chad Robins	—	—	167,601	668,728
Tycho Peterson	—	—	29,550	117,905
Kyle Piskel	—	—	22,904	92,432
Sharon Benzeno, PhD	—	—	59,561	237,648
Harlan Robins, PhD	—	—	167,601	668,728
Julie Rubinstein	—	—	91,025	363,190

(1)	The value realized on vesting represents the closing price of our common stock on the vesting date multiplied by the shares vesting.

Outstanding Equity Awards as of December 31, 2024

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Chad Robins(2)	6/9/2015	755,555	(3)	—	6.32	6/9/2025	—		—
Chief Executive Officer and Chairman	2/7/2018	600,000	(3)	—	6.55	2/7/2028	—		—
	2/7/2019	410,000	(3)	—	7.27	2/7/2029	—		—
	2/13/2020	300,000	(3)	—	31.71	2/13/2030	—		—
	3/4/2021	160,971	(4)	10,732	43.68	3/4/2031	17,171	(5)	102,940
	3/4/2022	—		—	—	—	370,676	(6)	2,222,203	(6)
	3/6/2023	—		—	—	—	620,568	(7)	3,720,305	(7)
	3/4/2024	—		—	—	—	709,220	(8)	4,251,774	(8)
Kyle Piskel(2)	11/8/2016	2,500	(3)	—	6.32	11/8/2026	—		—
Chief Financial Officer	10/1/2018	11,980	(3)	—	6.55	10/1/2028	—		—
	4/23/2019	3,750	(3)	—	7.80	4/23/2029	—		—
	11/14/2019	4,900	(3)	—	27.29	11/14/2029	—		—
	2/27/2020	13,474	(3)	—	28.32	2/27/2030	—		—
	9/24/2020	15,000	(3)	—	45.82	9/24/2030	—		—
	3/4/2021	6,706	(4)	448	43.68	3/4/2031	716	(5)	4,292
	11/15/2021	7,393	(9)	2,199	32.58	11/15/2031	960	(10)	5,755
	3/4/2022	70,788	(11)	32,177	12.14	3/4/2032	20,594	(12)	123,461
	3/6/2023	—		—	—	—	32,802	(13)	196,648
	3/4/2024	—		—	—	—	43,740	(14)	262,221
	5/15/2024	—		—	—	—	106,260	(15)	637,029	(15)
Sharon Benzeno, PhD(2)	4/25/2017	834	(3)	—	6.27	4/25/2027	—		—
Chief Commercial Officer, Immune Medicine	2/7/2018	20,834	(3)	—	6.55	2/7/2028	—		—
	10/1/2018	49,480	(3)	—	6.55	10/1/2028	—		—
	2/7/2019	34,375	(3)	—	7.27	2/7/2029	—		—
	2/13/2020	47,396	(3)	—	31.71	2/13/2030	—		—
	3/4/2021	53,656	(4)	3,578	43.68	3/4/2031	5,724	(5)	34,315
	3/4/2022	141,577	(11)	64,354	12.14	3/4/2032	41,186	(12)	246,910
	3/6/2023	87,302	(16)	112,247	8.46	3/6/2033	99,735	(13)	597,911
	3/4/2024	—	(17)	199,549	3.99	3/4/2034	132,979	(14)	797,209
Harlan Robins, PhD(2)	6/9/2015	70,110	(3)	—	6.32	6/9/2025	—		—
Chief Scientific Officer	2/7/2018	284,800	(3)	—	6.55	2/7/2028	—		—
	2/7/2019	410,000	(3)	—	7.27	2/7/2029	—		—
	2/13/2020	300,000	(3)	—	31.71	2/13/2030	—		—
	3/4/2021	160,971	(4)	10,732	43.68	3/4/2031	17,171	(5)	102,940
	3/4/2022	424,732	(11)	193,060	12.14	3/4/2032	123,559	(12)	740,736
	3/6/2023	—		—	—	—	620,568	(7)	3,720,305	(7)
	3/4/2024	—		—	—	—	709,220	(8)	4,251,774	(8)
Julie Rubinstein(2)	2/7/2018	195,325	(3)	—	6.55	2/7/2028	—		—
President and Chief Operating Officer	2/7/2019	225,000	(3)	—	7.27	2/7/2029	—		—
	2/13/2020	200,000	(3)	—	31.71	2/13/2030	—		—
	3/4/2021	107,314	(4)	7,155	43.68	3/4/2031	11,447	(5)	68,625
	3/4/2022	318,549	(11)	144,795	12.14	3/4/2032	92,670	(12)	555,557
	3/6/2023	87,302	(16)	112,247	8.46	3/6/2033	99,735	(13)	597,911
	3/4/2024	—		—	—	—	350,000	(18)	2,098,250	(18)

(1)	Reflects intrinsic value based on the closing price ($6.00) of our common stock on December 31, 2024.

(2)	Each equity award is subject to the acceleration of vesting provisions as set forth in the section titled “Potential Benefits and Payments on Termination or Change in Control.”
(3)	The shares underlying this option are fully vested.
(4)	The shares underlying this option vested 25% on March 4, 2022, then in 36 equal monthly installments thereafter.
(5)	The shares underlying this RSU vested 25% on March 4, 2022, then in 3 equal annual installments thereafter.
(6)

Inclusive of 247,117 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Executive Compensation Design and Philosophy,” but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2023, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.

(7)

Inclusive of 354,610 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Executive Compensation Design and Philosophy,” but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2024, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.

(8)

Inclusive of 354,610 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Executive Compensation Design and Philosophy,” but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2025, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.

(9)	The shares underlying this option vested 25% on November 15, 2022, then in 36 equal monthly installments thereafter.
(10)	The shares underlying this RSU vested 25% on November 15, 2022, then in 3 equal annual installments thereafter.
(11)	The shares underlying this option vested 25% on March 4, 2023, then in 36 equal monthly installments thereafter.
(12)	The shares underlying this RSU vested 25% on March 4, 2023, then in 3 equal annual installments thereafter.
(13)	The shares underlying this RSU vested 25% on March 4, 2024, then in 3 equal annual installments thereafter.
(14)	The shares underlying this RSU vested 25% on March 4, 2025, then in 3 equal monthly installments thereafter.
(15)

Inclusive of 31,260 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Executive Compensation Design and Philosophy,” but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on May 15, 2025, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.

(16)	The shares underlying this option vested 25% on March 4, 2024, then in 36 equal monthly installments thereafter.
(17)	The shares underlying this option vested 25% on March 4, 2025, then in 36 equal monthly installments thereafter.
(18)

Inclusive of 175,000 RSUs and the target number of PSUs that may be earned subject to the provisions as set forth in the section titled “Executive Compensation Design and Philosophy,” but up to 200% of target may be earned. The shares underlying the RSU portion vested 25% on March 4, 2025, then in 3 equal annual installments thereafter. The “Market value of shares or units of stock that have not vested” value includes only the value of the RSUs and the target number of PSUs that may be earned.

Pay-Versus-Performance
The following table reports the compensation of our Principal Executive Officer (“PEO”) and the average compensation of the non-PEO
named executive officers (“NEOs”) as reported in the “
Summary Compensation Table
” table (“SCT”) in our proxy statements for the past five fiscal years, as well as Compensation Actually Paid (“CAP”) as calculated under SEC
Pay-Versus-Performance
(“PVP”) rules and certain performance measures required by the rules. The disclosure covers our five most-recent fiscal years. Dollar amounts reported as CAP are computed in accordance with Item 402(v) of Regulation
S-K,
and these amounts do not reflect the actual amount of compensation earned by or paid to our PEO and other NEOs during the applicable years.

Year (1)	SCT Total for PEO ($)	Compensation Actually Paid to PEO (2) ($)	Average SCT Total for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (in thousands) ($)	Revenue (4) (in thousands) ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	4,973,301	8,354,482	2,387,776	569,712	20	118	(159,595)	178,957
2023	8,904,267	2,745,457	4,257,240	1,361,275	16	119	(225,304)	170,276
2022	8,853,328	(1,144,530)	4,316,929	(2,584,615)	26	114	(200,368)	185,308
2021	8,751,617	(6,175,537)	5,865,883	(3,112,380)	94	126	(207,298)	154,344
2020	7,131,118	24,866,836	4,133,719	14,493,980	198	126	(146,227)	98,382

(1)	Mr. Robins served as our PEO in each year shown. The non-PEO NEOs reflected in columns (d) and (e) above represent the following individuals for each of the years shown:

•	2024 – Mr. Peterson (until his resignation in April 2024), Mr. Piskel (Mr. Piskel became Chief Financial Officer in April 2024), Dr. Benzeno, Dr. Robins and Ms. Rubinstein;

•	2023 – Mr. Peterson, Dr. Benzeno, Dr. Robins and Ms. Rubinstein;

•
2022 – Mr. Peterson (Mr. Peterson joined the Company in 2022), Dr. Benzeno, Dr. Robins, Ms. Rubinstein, Chad Cohen (until his resignation in February 2022) and Mr. Piskel (Mr. Piskel served as interim Chief Financial Officer until June 2022);

•	2021 – Mr. Cohen, Dr. Robins, Ms. Rubinstein and Nitin Sood (Mr. Sood joined the Company in 2021); and

•	2020 – Mr. Cohen, Dr. Robins, Ms. Rubinstein and Mark Adams, PhD (Mr. Adams joined the Company in 2020).
Biographical information for each of these individuals and their positions can be found above, or in the proxy for the year upon which compensation was reported, under the heading “
Executive Officers
.”

(2)
The “
Summary Compensation Table
” table totals reported for the PEO and the average of the
non-PEO
NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation
S-K
to calculate “Compensation Actually Paid”:

	2024		2023		2022		2021		2020
	PEO ($)	Average for non-PEO NEOs ($)	PEO ($)	Average for non-PEO NEOs ($)	PEO ($)	Average for non-PEO NEOs ($)	PEO ($)	Average for non-PEO NEOs ($)	PEO ($)	Average for non-PEO NEOs ($)
Summary Compensation Table	4,973,301	2,387,776	8,904,267	4,257,240	8,853,328	4,316,929	8,751,617	5,865,883	7,131,118	4,133,719
Adjustments
Deduction for Amounts Reported Under the “Stock Awards” and “Option Awards” Columns of the Summary Compensation Table (a)	(3,716,313)	(1,791,706)	(7,900,711)	(3,600,176)	(7,668,040)	(3,816,562)	(7,592,784)	(5,261,470)	(6,013,620)	(3,505,789)
Increase (Decrease) for the Inclusion of Item 402(v) Equity Values
Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	5,928,967	2,924,160	3,859,556	1,929,580	4,260,108	3,475,247	4,773,662	3,685,849	11,996,993	7,112,321
Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	1,345,301	466,245	(2,116,270)	(1,152,972)	(3,341,668)	(1,728,734)	(7,548,036)	(4,771,395)	9,842,095	5,682,430
Change in Fair Value of Prior Years’ Equity Awards that Vested During the Year	(176,774)	(139,436)	(1,385)	(72,397)	(3,248,258)	(1,519,418)	(4,559,996)	(2,631,247)	1,910,250	1,071,299
Change in Value of Prior Years’ Equity Awards that Forfeited During the Year	—	(3,277,327)	—	—	—	(3,312,077)	—	—	—	—

Compensation Actually Paid	8,354,482	569,712	2,745,457	1,361,275	(1,144,530)	(2,584,615)	(6,175,537)	(3,112,380)	24,866,836	14,493,980

(a)	Amounts in this row reflect the aggregate grant date fair value of RSUs, PSUs and options computed in accordance with ASC 718, rather than the amounts paid or realized by the named individual. We provide information regarding the assumptions used to calculate the grant date fair value of our RSUs, PSUs and options in Note 14 to our audited consolidated financial statements filed with our Annual Report on Form
10-K
for the year ended December 31, 2024.
(3)
Peer group total shareholder return reflects the Nasdaq Biotechnology Index for all five fiscal years disclosed, which aligns with the peer group used in our Annual Report on Form
10-K
for each of these years.

(4)
Revenue was chosen from the following three most important financial performance measures used by us to link compensation actually paid to the PEO and non-PEO
NEOs in 2024 to the Company’s performance:

Performance Metrics
Revenue	Refer to “ Incentive Compensation and 2024 Goals Achievement ” under “ Compensation Discussion and Analysis-Elements of Executive Compensation ”

Operating Expenses	Refer to “ Incentive Compensation and 2024 Goals Achievement ” under “ Compensation Discussion and Analysis-Elements of Executive Compensation ”

TSR	Refer to “ Establishing Target Equity Values and Equity Structure for our Executives ” under “ Compensation Discussion and Analysis-Executive Compensation Design and Philosophy ”
Supplemental Graphs & Narratives
Our compensation philosophy is to pay named executive officers for performance. To encourage our named executive officers to drive stock price performance, we pay more than 50% of total compensation in equity.
The Compensation Actually Paid versus the TSR chart shows how compensation and our stock price have moved the same directionally over the past five years. The alignment between the compensation actually paid and TSR demonstrate that our compensation program is operating as intended. We believe consistent long-term growth in net income and revenue positively impacts our TSR performance over time and the value our named executive officers realize from their equity awards which can be seen in the growth from 2023 to 2024.
Company TSR vs Peer Group TSR and CAP

CAP vs Company Net Income and Revenue

CEO Pay Ratio

We present below the ratio of annual total compensation of our median compensated employee to the annualized total compensation of Chad Robins, our chief executive officer, calculated in accordance with Item 402(u) of Regulation S-K. Due to a decrease in our employee population for 2024, we chose to reassess our median employee. In identifying our median employee, we reviewed the compensation of our entire employee population of 620 U.S. employees as of December 31, 2024, which includes part-time employees and excludes our chief executive officer. In performing this analysis, we identified the median employee based on annual base salary rate and target bonus as of December 31, 2024 plus the grant date fair value of all equity awards granted in 2024. For purposes of the calculation, overtime paid in 2024 was annualized for days worked in 2024 and added to the annual base salary amount. With an even number of employees, two potential median employees were evaluated. One employee was employed with the company for the full year and received all compensation in the normal course. The other employee was hired late in the third quarter and their compensation would reflect this reduced period of service. For this reason, the employee who was employed for the full year was used as the median employee. After identifying the median employee, we then determined the actual annual salary paid in 2024, the cash bonus paid out for 2024 (paid in 2025), the grant date fair value of all equity awards granted in 2024, as well as other benefits such as 401(k) matching, utilizing the same method used to calculate and report Mr. Robins’ compensation in the “Summary Compensation Table.”

The 2024 total compensation for Mr. Robins, as reported in the “Summary Compensation Table,” was $4,973,301, which reflects all elements of his compensation as determined under Item 402 of Regulation S-K. The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our median employee, who is employed as a Computational Biologist II, was $170,306. The ratio of Mr. Robins’ total compensation to our median employee’s total annual compensation for 2024 is 29 to 1.

Employment Arrangements with our Named Executive Officers

Chief Executive Officer – Chad Robins

We are party to an amended and restated employment agreement with Mr. Robins, pursuant to which we employ him on an at-will basis. Under the agreement, Mr. Robins is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. We are also party to an employee non-disclosure and assignment agreement with Mr. Robins, under which Mr. Robins has agreed: (1) not to compete with us for a period of one year after the termination of his employment, (2) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment (the “Form of Executive Non-Disclosure and Assignment Agreement”). We are also party to an executive severance agreement which details potential benefits and payments on termination or change in control.

Chief Financial Officer – Kyle Piskel

In connection with his appointment as Chief Financial Officer in April 2024, we entered into an employment agreement with Mr. Piskel, pursuant to which we employ him on an at-will basis. Under the agreement, Mr. Piskel is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. In addition, Mr. Piskel is also party to our form of employee non-disclosure and assignment agreement, under which the signatory must agree: (1) not to solicit our employees during his employment and for a period of one year after the termination of such employment, (2) to protect our confidential and proprietary information and (3) to assign to us related intellectual property developed during the course of his employment. We are also party to an executive severance agreement which details potential benefits and payments on termination or change in control.

Prior to his resignation in April 2024, we were party to an employment agreement with Mr. Peterson, pursuant to which we employed him on an at-will basis. Prior to his resignation, Mr. Peterson was also party to an executive severance agreement, under which no trigger occurred and thus no severance was paid.

Chief Commercial Officer, Immune Medicine – Sharon Benzeno, PhD

We are party to an amended and restated employment agreement with Dr. Benzeno, pursuant to which we employ her on an at-will basis. Under the agreement, Dr. Benzeno is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. Dr. Benzeno is also party to the Form of Executive Non-Disclosure and Assignment Agreement. We are also party to an executive severance agreement which details potential benefits and payments on termination or change in control.

Chief Scientific Officer – Harlan Robins, PhD

We are party to an amended and restated employment agreement with Dr. Robins, pursuant to which we employ him on an at-will basis. Under the agreement, Dr. Robins is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. Dr. Robins is also party to the Form of Executive Non-Disclosure and Assignment Agreement. We are also party to an executive severance agreement which details potential benefits and payments on termination or change in control.

President and Chief Operating Officer – Julie Rubinstein

We are party to an amended and restated employment agreement with Ms. Rubinstein, pursuant to which we employ her on an at-will basis. Under the agreement, Ms. Rubinstein is eligible to participate in our broad-based benefit plans, including group health insurance and vacation programs. Ms. Rubinstein is also party to the Form of Executive Non-Disclosure and Assignment Agreement. We are also party to an executive severance agreement which details potential benefits and payments on termination or change in control.

Potential Benefits and Payments on Termination or Change in Control

Termination Benefits Under the Form Severance Agreement

Under our form of executive severance agreement (“Form Severance Agreement”), if an executive officer’s employment is terminated by us without Cause (as defined in the Form Severance Agreement) or the executive officer voluntarily resigns for Good Reason (as defined in the Form Severance Agreement), then, subject to the executive officer’s continued compliance with the obligations set forth in the executive officer’s nondisclosure and assignment agreement and the executive officer’s signing and not revoking a separation agreement and release of claims, the executive officer is entitled to:

•	a lump sum payment equal to 12 months base salary for Mr. Robins, and 6 months base salary for Mr. Piskel, Dr. Benzeno, Dr. Robins and Ms. Rubinstein, as in effect on their effective termination date;

•	12 months of COBRA continuation premiums for Mr. Robins, and 6 months of COBRA continuation premiums for Mr. Piskel, Dr. Benzeno, Dr. Robins and Ms. Rubinstein; and

•	any expense reimbursements, wages and other benefits due to the executive officer under any Company-provided plans, policies and arrangements (the “Accrued Benefits”).

Voluntary termination, death or disability do not entitle any executive to receive any severance payments or benefits other than Accrued Benefits.

Certain Definitions

For purposes of the Form Severance Agreement, each of “Cause” and “Change of Control” have the same meaning as in the 2019 Equity Incentive Plan (“2019 Plan”). “Good Reason” means, without the executive officer’s written consent, (i) a material reduction in the executive officer’s authority, duties or responsibilities with us relative to the executive officer’s authority, duties or responsibilities in effect immediately prior to such reduction; provided, however, any change immediately following a Change in Control to a functionally comparable position with a successor or within its group of controlled corporations shall not constitute Good Reason thereunder, (ii) a material reduction in the executive officer’s base compensation, other than in connection with simultaneous reductions in all other senior executives at the vice president level or above of equal or greater amount in percentage terms, (iii) a material change in the geographic location at which the executive officer must perform his or her duties (which, for purposes of the Form Severance Agreement, means a change of geographic location from which the executive officer is principally employed to a location more than fifty (50) miles from the location of his or her principal employment immediately prior to the relocation); or (iv) a material breach by us of the Form Severance Agreement or any other agreement between the executive and us; provided, however, that for “Good Reason” to be established under the Form Severance Agreement, the executive officer must provide written notice to the board of directors within 30 days immediately following such events described in (i) through (iv) hereof, we must fail to cure such event within 30 days after receipt of such notice, and the executive officer’s resignation must be effective not later than 90 days after the expiration of such period to cure.

Change In Control Benefits Under the Form Severance Agreement

If an executive officer’s employment is terminated without Cause or the executive officer voluntarily resigns for Good Reason, in either case during the 15-month period beginning 3 months prior to and ending 12 months following a Change in Control (as defined in the 2019 Plan) then, subject to the executive officer’s signing and not revoking a separation agreement and release of claims, the executive officer is entitled to:

•

a lump sum payment equal to 18 months base salary plus 1.5x the target annual cash incentive for Mr. Robins, and 12 months base salary plus 1.0x the target annual cash incentive for Mr. Peterson (prior to his departure), Mr. Piskel, Dr. Benzeno, Dr. Robins and Ms. Rubinstein, as in effect on their respective termination date;

•	18 months of COBRA continuation premiums for Mr. Robins, and 12 months of COBRA continuation premiums for Mr. Peterson (prior to his departure), Mr. Piskel, Dr. Benzeno, Dr. Robins and Ms. Rubinstein;

•	the immediate vesting of all solely time-based unvested equity awards previously granted under our long-term equity incentive plans; and

•	the Accrued Benefits.

Voluntary termination, death or disability do not entitle any executive to receive any severance payments or benefits other than Accrued Benefits.

Change in Control Benefits Under PSU Awards

Mr. Robins, Mr. Piskel, Dr. Robins and Ms. Rubinstein (each a “PSU Recipient”) have each been awarded PSUs subject to our form PSU Award Agreement. Under those PSU Award Agreements, if the PSU Recipient’s employment is terminated prior to the end of the Performance Period due to death or disability, then the PSU Recipient will be entitled to receive a pro rata portion of any shares earned for the Performance Period at the end of the Performance Period. In the event of a Change in Control (as defined in the PSU Award Agreements) that occurs before the end of the Performance Period, Company rTSR achievement shall be measured against the index TSR immediately prior to the date of the Change in Control. If the PSU award will not be assumed in the Change in Control, the earned shares will vest and be delivered immediately prior to the Change in Control. If the award is assumed in a Change in Control, unless the PSU Recipient has been terminated without Cause (as defined in the PSU Award Agreements) or resigned for Good Reason (as defined in the PSU Award Agreements) in each case within three months prior to the Change in Control, or was terminated due to death or disability at any time prior to the Change in Control, the Award shall convert to a time-based restricted stock award (the “Post-CiC Award”) with the earned shares vesting and delivered at the end of the Performance Period, subject to the PSU Recipient’s continued service through the end of the Performance Period. If the PSU Recipient is terminated without Cause or resigns for Good Reason within one year following the Change in Control or terminates due to death or disability at any time after the Change in Control but before the end of the Performance Period, the Post-CiC Award will immediately vest and the earned shares will be delivered upon such termination.

The table below provides the estimated value of the benefits that our named executive officers would receive upon a qualifying termination (a Company termination without Cause or an executive resignation with Good Reason), in each case either outside of the Change in Control Period, as defined in the Form Severance Agreement, or within the Change in Control Period. In either case, the values below assume the triggering event occurred as of December 31, 2024.

	Qualifying Termination Outside of Change in Control Period			Qualifying Termination Within Change in Control Period
Name(1)	Severance Payments ($)	Equity Acceleration(2) ($)	Health Care Benefits ($)	Severance Payments ($)	Equity Acceleration(2) ($)	Health Care Benefits ($)
Chad Robins	682,890	—	37,051	1,843,803	11,673,170	55,577
Kyle Piskel	190,000	—	4,309	516,133	1,679,032	8,618
Sharon Benzeno, PhD	237,500	—	12,829	712,500	2,076,442	25,659
Harlan Robins, PhD	273,180	—	18,526	819,540	10,521,777	37,051
Julie Rubinstein	265,225	—	—	795,675	4,369,468	—

(1)	Excludes Tycho Peterson because his employment terminated prior to December 31, 2024.
(2)

Reflects intrinsic value based on the closing price ($6.00) of our common stock on December 31, 2024. Acceleration of PSUs is based upon what the award payout would be if the respective performance periods ended December 31, 2024.

Employee Benefit and Equity Compensation Plans

2019 Equity Incentive Plan

Our 2019 Plan was approved by our board of directors and our shareholders in June 2019 and became effective upon the closing of our initial public offering. It is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance shares and units and other cash-based or share-based awards.

In the event of a change in control as described in our 2019 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under our 2019 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. Our compensation and human capital committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of our board of directors who are not employees will automatically be accelerated in full in the event of a change in control. Our 2019 Plan authorizes the compensation and human capital committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

Our 2019 Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within ten years of its effective date. The administrator may amend, suspend or terminate our 2019 Plan at any time, provided that without shareholder approval, our 2019 Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or securities exchange rule.

Awards under our 2019 Plan generally may not be transferred or assigned except by will or by the laws of descent and distribution, unless otherwise determined by the plan administrator and subject to applicable securities laws.

2009 Equity Incentive Plan

Our 2009 Plan was originally adopted by our board of directors and approved by our shareholders on December 17, 2009. Upon the closing of our initial public offering in July 2019, the 2009 Plan was terminated and we will not grant any further awards under such plan, but our 2009 Plan will continue to govern outstanding awards granted thereunder. Our compensation and human capital committee administers our 2009 Plan and has the authority, among other things, to construe and interpret the terms of our 2009 Plan and awards granted thereunder.

In its discretion, our compensation and human capital committee may provide for acceleration of the exercisability, vesting or settlement of awards in connection with a “change in control,” as defined under our 2009 Plan, of each or any outstanding award or portion thereof and common stock acquired pursuant thereto upon such conditions, including termination of the plan participant’s service prior to, upon or following such change in control, and to such extent as our compensation and human capital committee determines. In the event of a change in control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be, may, without the consent of any plan participant, either assume or continue the rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to its own stock, as applicable. Any award or portion thereof which is neither assumed nor continued by the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof in connection with the change in control or not exercised or settled as of the time of consummation of the change in control shall terminate and cease to be outstanding effective as of the time of consummation of the change in control.

2019 Employee Stock Purchase Plan

Our 2019 Employee Stock Purchase Plan (the “ESPP”) was approved by our board of directors in April 2019 and our shareholders in June 2019. In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

Our ESPP has not yet been made available to employees. Our compensation and human capital committee has the authority to amend, suspend or terminate our ESPP at any time.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2024:

Plan Category	Outstanding Options, Warrants and Rights(1) (#)	Weighted- Average Exercise Price(2) ($)	Available for Future Issuance(3) (#)
Equity compensation plans approved by security holders(4)	26,301,263	15.11	23,704,482
Equity compensation plans not approved by security holders	—	—	—

Total	26,301,263	15.11	23,704,482

(1)

Reflects the number of securities to be issued upon the exercise of outstanding options and rights to receive shares pursuant to RSU and PSU awards. Includes 12,295,297 outstanding options, 10,174,852 outstanding, unvested RSUs and 3,831,114 outstanding, unvested maximum number of PSUs eligible to be earned.

(2)	Represents the outstanding options’ weighted-average exercise price and does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which do not have an exercise price.
(3)

Represents the number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column). Includes 39,683,842 shares available for future issuance under the 2019 Plan, less outstanding securities granted under the 2019 Plan included in the second column, and 5,686,170 shares reserved for issuance under the ESPP. The 2019 Plan provides for annual increases in the number of shares available for issuance thereunder on January 1 of each year (beginning with January 1, 2020) equal to the lesser of (a) 5% of the outstanding shares of our common stock on the immediately preceding December 31 or (b) an amount determined by our board of directors. Our ESPP provides for annual increases in the number of shares available for issuance thereunder on January 1 of each year (beginning with January 1, 2020) equal to the smallest of (a) 1% of the outstanding shares of our common stock on the immediately preceding December 31 or (b) an amount determined by our board of directors. Effective January 1, 2024, our 2019 Plan and ESPP reserves increased by 7,254,113 shares and 1,450,822 shares, respectively. Our board of directors determined not to increase the 2019 Plan and ESPP reserves in 2025.

(4)	Consists of the 2009 Plan, the 2019 Plan and the ESPP. We no longer grant awards under the 2009 Plan and have not utilized the ESPP.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The board of directors proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest.

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate and retain highly qualified executive officers committed to our success and future growth, reward the achievement of key performance measures that are linked to the company’s business strategy, reinforce alignment of management with the goal of creating long- term shareholder value and maintain reasonable internal pay parity, as well as reward outstanding individual and company results. We believe our named executive officer compensation program is also structured appropriately to support our company and business objectives, as well as to support our culture. The compensation and human capital committee and board of directors regularly review the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis” section and the “Compensation Tables and Executive Benefits” section for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in the year ended December 31, 2024.

We are asking our shareholders to indicate their support for our named executive officer compensation in 2024 as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us. We are committed to being responsive to shareholder feedback, and the results of our say-on-pay votes, along with other relevant factors, will help inform the compensation and human capital committee’s discussions about our executive compensation program.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2025. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2024 and has been our independent registered public accounting firm since 2015.

Notwithstanding the appointment of Ernst & Young LLP, and even if our shareholders ratify their appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in the best interests of the Company and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. Our board of directors is submitting the appointment of Ernst & Young LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If our shareholders do not ratify the appointment of Ernst & Young LLP, our audit committee may reconsider the appointment or may continue to retain Ernst & Young LLP for the year ending December 31, 2025. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our shareholders.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for the years ended December 31, 2024 and 2023.

Type of fees	2024 ($)	2023 ($)
Audit Fees	2,285,000	2,385,187
Audit-Related Fees	—	295,000
Tax Fees	—	—

Total Fees	2,285,000	2,680,187

In the above table, in accordance with the definitions of the SEC, are the following fees:

“Audit Fees” include billed and unbilled fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and incorporated by reference in registration statements, the review of the unaudited condensed consolidated interim financial statements included in our quarterly reports on Form 10-Q and other professional services related to regulatory filings.

“Audit-Related Fees” include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and are not reported under “Audit Fees.” The Company did not incur any such fees in 2024.

“Tax Fees” include fees related to preparation and filing of our U.S. federal and state tax returns, as well as audit support. The Company did not incur any such fees in 2024 and 2023.

Pre-Approval Policies and Procedures

The audit committee has approved all audit services provided in 2024, prior to such service being provided by Ernst & Young LLP. The audit committee’s policy, effective April 2019, is for the audit committee to approve all audit and non-audit services prior to such services being performed by the independent registered public accounting firm. Before engaging an independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our audit committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the audit committee.

Audit Committee Report

The audit committee reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, the audit committee has discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The audit committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence from us and our management.

Based on the review and discussions referenced above, the audit committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the audit committee,

Michelle Griffin (Chair)

Peter Neupert

Michael Pellini, MD

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a written policy with respect to related person transactions, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, related person transactions that are identified as such prior to the consummation or amendment of such transaction may be consummated or amended only if certain steps are taken, including review and approval by our audit committee. In the event we become aware of a related person transaction that has not been previously approved or previously ratified under the policy, the transaction is submitted to our audit committee for review and ratification, amendment, termination or rescission as the audit committee deems appropriate. For purposes of this policy, related person transactions mean transactions in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. For purposes of this policy, a related person means a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and such person’s immediate family members.

Investors’ Rights Agreement

On May 30, 2019, we entered into a seventh amended and restated investors’ rights agreement (“Investors’ Rights Agreement”), with certain purchasers of our capital stock, including entities within the Viking Global Entities (as defined herein), which beneficially owns more than 5% of our common stock. In addition to certain registration rights, the Investors’ Rights Agreement, which superseded our sixth amended and restated investors’ rights agreement, provides for certain information rights, rights of first offer and rights of first refusal. These rights, except for the registration rights, terminated automatically upon the closing of our initial public offering.

Certain purchasers who remain Major Investors (as defined in the Investors’ Rights Agreement) hold shares of our common stock, which shares we refer to as “registrable securities,” and under the Investors’ Rights Agreement are entitled to demand registration rights under certain conditions. Under the terms of the Investors’ Rights Agreement, we will be required, upon the written request of: (1) holders of at least 30% of registrable securities then outstanding or (2) the Viking Global Entities (so long as the Viking Global Entities remain a holder of at least 550,000 registrable securities), to use our best efforts to file a registration statement on Form S-1 or Form S-3 with respect to the registrable securities identified by the holders initiating such request so long as the anticipated aggregate offering price of such registrable securities pursuant to such registration would be at least $5.0 million in the aggregate. We are not obligated to effect, or to take any action to effect, any registration pursuant to these demand registration rights (1) during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 60 days after the effective date of, a registration statement pertaining to an underwritten public offering of our securities or (2) after we have effected five registrations pursuant to these demand registration rights if the initiating holder for at least two of such registrations is one of the Viking Global Entities.

Pursuant to the Investors’ Rights Agreement, upon the written request of: (1) holders of at least 20% of registrable securities then outstanding or (2) one of the Viking Global Entities (so long as one of the Viking Global Entities remains a holder of at least 550,000 registrable securities), we will be required to use commercially reasonable efforts to effect a registration of the registrable securities identified by the holders initiating such request by filing either a shelf registration statement on Form S-3 or an evergreen registration statement on Form S-1 with the SEC. We are not obligated to effect, or to take any action to effect, any registration pursuant to these registration rights (1) if the holders of registrable securities intending to sell pursuant to such rights propose to sell registrable securities at an aggregate offering price to the public, net of selling expenses, of less than $2.0 million or (2) if we furnish to such initiating holders a certificate signed by the chair of our board of directors stating that in the good-faith judgment of our board of directors, after consultation with our outside counsel, it would be materially detrimental to us and our shareholders for such registration to be effected at such time, subject to certain limitations.

An offering or sale of registrable securities pursuant to a shelf registration statement may be initiated at any time by one or more holders of at least 550,000 shares of registrable securities, provided that the minimum market value of registrable securities that such holders propose to sell in such offering must be equal to at least $1.0 million or such lower amount approved by our board of directors. The right to have such shares registered on a shelf registration statement is further subject to other specified conditions and limitations. Pursuant to the Investors’ Rights Agreement, if we register any of our securities either for our own account or for the account of other security holders, subject to certain exceptions, the holders of registrable securities are entitled to include their shares in the registration. Subject to certain exceptions contained in the Investors’ Rights Agreement, we and the underwriters may limit the number of shares included in an underwritten offering by holders of registrable securities to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

The demand registration rights, short form registration rights and piggyback registration rights granted to any holder of registrable securities under the Investors’ Rights Agreement terminated as of July 1, 2024; provided, however, that the demand registration rights, short-form registration rights and piggyback registration rights under the Investors’ Rights Agreement of any holder of at least 550,000 shares of registrable securities shall not terminate until such time as such holder holds no registrable securities.

All underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of registrable securities pursuant to the Investors’ Rights Agreement shall be borne by the holders of registrable securities participating in such sale. Any additional expenses incurred in connection with exercise of registration rights under the Investors’ Rights Agreement, including all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of our counsel shall be borne by us. We are also responsible for the reasonable fees and disbursements, not to exceed $100,000, or such greater amount as agreed upon in the applicable underwriting agreement, of one counsel for the selling holders of registrable securities, and any legal expenses incurred by such selling holders in excess of $100,000 shall be borne by such holders.

This is not a complete description of the Investors’ Rights Agreement and is qualified by the full text of the Investors’ Rights Agreement which has been filed with the SEC.

Indemnification Agreements

We have entered into agreements to indemnify our directors and certain of our executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our board of directors to the maximum extent allowed under Washington law.

Digital Biotechnologies, Inc.

In 2021, we formed a corporate subsidiary, Digital Biotechnologies, Inc. (formerly known as Spin Technologies, Inc.), (“DigitalBio”) in order to facilitate the development of a potential new early-stage sequencing technology that is ancillary to our core business. A special independent committee of our board of directors reviewed the structure, assets and business plan of DigitalBio in 2020 and subsequently determined that certain executive officers and their affiliates would be given the opportunity to invest in this opportunity on arms-length terms supported by an independent valuation analysis. The special committee also approved certain mechanisms to limit executive officer participation to ensure his or her ongoing contractual obligations to devote best efforts and full business time, skill and attention to help ensure our core business were not impeded.

In March 2021, Chad Robins, Harlan Robins, PhD, Julie Rubinstein and family trusts related to Mr. and Dr. Robins each purchased a minority interest in DigitalBio. Mr. Robins and Dr. Robins each purchased 250,000 shares of DigitalBio common stock, representing a 2.5% ownership interest each, for $35,725 each. Ms. Rubinstein purchased 500,000 shares of DigitalBio common stock, representing a 5% ownership interest, for $71,450. The family trusts related to Mr. and Dr. Robins purchased an aggregate of 2,000,000 shares of DigitalBio common stock, representing a 20% ownership interest, for an aggregate purchase price of $285,800. The Company concurrently contributed a patent license in consideration for 7,000,000 shares of DigitalBio common stock, representing a 70% ownership interest. In addition, as of December 31, 2024, we have provided services with a value of $5.7 million (including $2.5 million of share-based compensation) to DigitalBio under a shared services agreement pursuant to which the value of services provided to DigitalBio is treated as paid-in capital.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2025, unless stated otherwise, by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock issuable upon the exercise, conversion or settlement of options, warrants, RSUs or other rights to acquire common stock that are currently exercisable, convertible or subject to settlement, or exercisable, convertible or subject to settlement within 60 days of April 1, 2025 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table below, and subject to community property laws where applicable, we believe the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Adaptive Biotechnologies Corporation, 1165 Eastlake Avenue East, Seattle, Washington 98109. The percentage of shares beneficially owned is computed on the basis of 151,916,722 shares of common stock outstanding as of April 1, 2025.

Name of Beneficial Owner	Total Shares Beneficially Owned (#)	Percentage of Class (%)
5% Shareholders:
Viking Global Entities(1)	29,993,708	19.7
Rubric Capital Management LP(2).	14,400,000	9.5
BlackRock, Inc.(3)	11,421,554	7.5
The Vanguard Group(4)	10,639,440	7.0
ARK Investment Management LLC(5)	9,424,074	6.2
Named Executive Officers and Directors:
Chad Robins(6)	3,580,908	2.3
Tycho Peterson(7)	14,094	*
Kyle Piskel(8)	203,299	*
Sharon Benzeno, PhD(9)	635,402	*
Harlan Robins, PhD(10)	2,143,480	1.4
Julie Rubinstein(11)	1,378,870	*
Michelle Griffin(12)	156,780	*
Robert Hershberg, PhD, MD(13)	203,992	*
Peter Neupert(14)	453,992	*
Katey Owen, PhD(15)	160,393	*
Michael Pellini, MD(16)	228,992	*
All directors and executive officers as a group (12 persons)(17)	10,125,817	6.4

*	Represents beneficial ownership of less than 1%
(1)

Based upon information set forth in a Schedule 13G/A jointly filed by Viking Global Investors LP (“VGI”), Viking Global Performance LLC (“VGP”), Viking Global Equities II LP (“VGEII”), Viking Global Equities Master Ltd. (“VGEM”), Viking Long Fund GP LLC (“VLFGP”), Viking Long Fund Master Ltd. (“VLFM,”

and together with all of the preceding entities, the “Viking Global Entities”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, with the SEC on February 14, 2024. The total amount of shares consists of (i) 21,562,143 shares held by VGEM, (ii) 440,046 shares held by VGEII and (iii) 7,991,519 shares held by VLFM. VGEM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, VGP, and by VGI, which provides managerial services to VGEM. VGEII has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, VGP, and by VGI, which provides managerial services to VGEII. VLFM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, VLFGP, and by VGI, which provides managerial services to VLFM. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee Members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Opportunities GP have shared authority to dispose of and vote the shares of beneficially owned by VGI, VGP, VLFGP and Opportunities GP. The business address of each of the Viking Global Entities is 600 Washington Boulevard, Floor 11, Stamford, Connecticut 06901.
(2)

Based on information set forth in a Schedule 13G filed by Rubric Capital Management LP with the SEC on November 13, 2024. The business address of Rubric Capital Management LP is 155 East 44th Street, Suite 1630, New York, NY 10017.

(3)	Based on information set forth in a Schedule 13G filed by BlackRock, Inc. with the SEC on January 26, 2024. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)	Based on information set forth in a Schedule 13G/A filed by The Vanguard Group with the SEC on November 12, 2024. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)

Based on information set forth in a Schedule 13G/A filed by ARK Investment Management LLC with the SEC on February 14, 2025. The business address of ARK Investment Management LLC is 200 Central Avenue, St. Petersburg, Florida 33701.

(6)

Consists of 1,481,703 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025. In addition, Mr. Robins beneficially owns 250,000 shares of common stock of DigitalBio, or 8.3% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2025, excluding shares held by Adaptive Biotechnologies Corporation.

(7)	Mr. Peterson resigned as Chief Financial Officer effective April 5, 2024.
(8)

Consists of (i) 146,164 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025 and (ii) 7,815 shares of common stock issuable upon issuance of a RSU award that vests within 60 days of April 1, 2025.

(9)	Consists of 539,470 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025.
(10)

Consists of 1,724,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025. In addition, Dr. Robins beneficially owns 250,000 shares of common stock of DigitalBio, or 8.3% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2025, excluding shares held by Adaptive Biotechnologies Corporation.

(11)

Consists of 1,209,696 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025. In addition, Ms. Rubinstein beneficially owns 500,000 shares of common stock of DigitalBio, or 16.7% of the total outstanding common stock, computed on the basis of 3,000,000 shares of common stock outstanding as of April 1, 2025, excluding shares held by Adaptive Biotechnologies Corporation.

(12)	Consists of 156,780 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025.
(13)	Consists of 149,696 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025.
(14)	Consists of 244,696 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025.
(15)	Consists of 103,158 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025.

(16)

Consists of 174,696 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025. Dr. Pellini’s term as a Class III director is expiring at our 2025 Annual Meeting, and he is not being nominated for reelection.

(17)

Consists of (i) 3,394,922 shares of common stock held directly or indirectly by our directors and executive officers, (ii) 6,723,080 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2025 and (iii) 7,815 shares of common stock issuable upon issuance of a RSU award that vests within 60 days of April 1, 2025.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required during the year ended December 31, 2024, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a).

Shareholder Proposals and Nominations

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Corporate Secretary at our principal executive offices at 1165 Eastlake Avenue East, Seattle, Washington, 98109 not later than January 1, 2026.

Shareholders intending to present a proposal at the 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the first anniversary of the date of the corporation’s proxy statement released to shareholders in connection with the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than the close of business on January 1, 2026 and no later than the close of business on January 31, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary, as well as on EDGAR. In the event that the date of our 2026 Annual Meeting of Shareholders is more than 30 days before or more than 30 days after June 10, 2026, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements. In addition to shareholders who intend to solicit proxies in support of nominees other than our nominees in connection with our 2026 Annual Meeting must provide notice that sets forth the information required by Rule14a-19 under the Exchange Act no later than April 11, 2026.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please (1) notify your bank or broker, (2) direct your written request to: 1165 Eastlake Avenue East, Seattle, Washington 98109 or (3) request from us by calling (206) 659-0067. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

As of the date of this proxy statement, the board of directors knows of no business, other than that described in this proxy statement, that will be presented for consideration at the 2025 Annual Meeting. If any other business comes before the 2025 Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.

By order of the board of directors,

Clarice McCauley
Interim General Counsel, Corporate Secretary and Vice President, Chief Compliance Officer

Seattle, Washington
April 29, 2025

P.O. BOX 8016, CARY, NC 27512-9903

Adaptive Biotechnologies Corporation	Internet: www.proxypush.com/ADPT • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

For Shareholders of record as of April 15, 2025	Phone:
Tuesday, June 10, 2025 9:00 AM, Pacific Time	1-866-390-5390
The Annual Meeting will be held entirely via the Internet - Please visit	• Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
www.proxydocs.com/ADPT for more details.

Mail:
• Mark, sign and date your Proxy Card
YOUR VOTE IS IMPORTANT!	• Fold and return your Proxy Card in the postage-paid envelope provided
PLEASE VOTE BY: 9:00 AM, Pacific Time, June 10, 2025.	Virtual:
You must register to attend the meeting by Friday, June 6, 2025 at 5:00 pm PT at www.proxydocs.com/ADPT

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Chad Robins, Kyle Piskel, and Clarice McCauley, and each or either of them, as the true and lawful attorneys (the "Named Proxies") of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Adaptive Biotechnologies Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Adaptive Biotechnologies Corporation Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect one Class III director nominee to serve on the board of directors of Adaptive Biotechnologies Corporation for a three-year term expiring at the 2028 annual meeting of shareholders;	FOR	WITHHOLD
	1.01 Chad Robins	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement;	☐	☐	☐	FOR

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025; and	☐	☐	☐	FOR

4.	To conduct any other business properly brought before the meeting or any adjournments thereof

You must register to attend the meeting by Friday, June 6, 2025 at 5:00 pm PT at www.proxydocs.com/ADPT

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date